                                                                    Exhibit 99.8

                                                                  EXECUTION COPY

                        MORTGAGE LOAN SERVICING AGREEMENT

                           dated as of October 1, 2005

                                     between

                         TABERNA REALTY HOLDINGS TRUST,
                                      Owner

                                       and

                            PHH MORTGAGE CORPORATION,
                                    Servicer

                                TABLE OF CONTENTS

                                                                                              PAGE
                                                                                              ----
ARTICLE I: DEFINITIONS.....................................................................     1
   Section 1.01    Defined Terms...........................................................     1

ARTICLE II: REPRESENTATIONS AND WARRANTIES OF THE SERVICER.................................    12
   Section 2.01    Representations and Warranties..........................................    12

ARTICLE III: REPRESENTATIONS AND WARRANTIES OF THE OWNER...................................    14
   Section 3.01    Representations and Warranties..........................................    14

ARTICLE IV: ADMINISTRATION AND SERVICING OF MORTGAGE LOANS.................................    16
   Section 4.01    Servicing Standards; Additional Documents; Consent of the Owner.........    16
   Section 4.02    Collection of Mortgage Loan Payments....................................    18
   Section 4.03    Notice of Foreclosure Sale..............................................    18
   Section 4.04    Establishment of Collection Account; Deposits in Collection Account.....    19
   Section 4.05    Permitted Withdrawals from the Collection Account.......................    20
   Section 4.06    Establishment of Escrow Accounts; Deposits in Escrow....................    21
   Section 4.07    Permitted Withdrawals From Escrow Accounts..............................    21
   Section 4.08    Payment of Taxes, Insurance and Other Charges; Maintenance of Primary
                   Insurance Policies; Collections Thereunder..............................    21
   Section 4.09    Transfer of Accounts....................................................    23
   Section 4.10    Maintenance of Hazard Insurance.........................................    23
   Section 4.11    Fidelity Bond; Errors and Omissions Insurance...........................    24
   Section 4.12    Realization Upon Specially Serviced Mortgage Loans and REO Properties...    25
   Section 4.13    Management of REO Properties............................................    27
   Section 4.14    Sale of REO Properties..................................................    28
   Section 4.15    Investment of Funds in the Collection Account...........................    28
   Section 4.16    MERS....................................................................    29

ARTICLE V: REPORTS; REMITTANCES; ADVANCES..................................................    30
   Section 5.01    Remittances.............................................................    30
   Section 5.02    Reporting...............................................................    30
   Section 5.03    Monthly Advances by the Servicer........................................    31


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
   Section 5.04    Non-recoverable Advances................................................    32
   Section 5.05    Officer's Certificate...................................................    32

ARTICLE VI: GENERAL SERVICING PROCEDURE....................................................    32
   Section 6.01    Enforcement of Due-on-Sale Clauses, Assumption Agreements...............    32
   Section 6.02    Satisfaction of Mortgages and Release of Mortgage Files.................    33
   Section 6.03    Servicing Compensation..................................................    34
   Section 6.04    Annual Statement as to Compliance.......................................    34
   Section 6.05    Annual Independent Certified Public Accountants' Servicing Report.......    34
   Section 6.06    Owner's Right to Examine Servicer Records...............................    34

ARTICLE VII: REPORTS TO BE PREPARED BY THE SERVICER........................................    35
   Section 7.01    Financial Statements....................................................    35

ARTICLE VIII: THE SERVICER.................................................................    35
   Section 8.01    Indemnification; Third Party Claims.....................................    35
   Section 8.02    Merger or Consolidation of the Servicer.................................    36
   Section 8.03    Limitation on Liability of the Servicer and Others......................    37
   Section 8.04    Servicer Not to Resign..................................................    37

ARTICLE IX: DEFAULT........................................................................    38
   Section 9.01    Events of Default.......................................................    38

ARTICLE X: TERMINATION AND TRANSFER OF MORTGAGE LOANS......................................    39
   Section 10.01   Term and Termination....................................................    39
   Section 10.02   Removal of Mortgage Loans from Inclusion under this Agreement Upon a
                   Whole Loan Transfer or a Pass-Through Transfer on One or More
                   Reconstitution Dates....................................................    39
   Section 10.03   Transfer of Mortgage Loans..............................................    41
   Section 10.04   Survival................................................................    41

ARTICLE XI: GENERAL PROVISIONS.............................................................    42
   Section 11.01   Successor to the Servicer...............................................    42
   Section 11.02   Governing Law...........................................................    43
   Section 11.03   Notices.................................................................    43
   Section 11.04   Severability of Provisions..............................................    43
   Section 11.05   Schedules and Exhibits..................................................    43

   Section 11.06   General Interpretive Principles.........................................    43
   Section 11.07   Waivers and Amendments, Noncontractual Remedies; Preservation
                   of Remedies.............................................................    44
   Section 11.08   Captions................................................................    44
   Section 11.09   Counterparts; Effectiveness.............................................    44
   Section 11.10   Entire Agreement; Amendment.............................................    45
   Section 11.11   Further Assurances......................................................    45

                                    Schedules

A.   Mortgage Loan Schedule

B.   Contents of Mortgage File
     B-1 Collateral File

                                    Exhibits

Exhibit 2.05      Form of Assignment, Assumption and Recognition Agreement
Exhibit 4.01(a)   Limited Power of Attorney
Exhibit 4.01(e)   Workout compensation
Exhibit 4.03      Form of Notice of Foreclosure
Exhibit 4.04      Form of Collection Account Letter Agreement
Exhibit 4.06      Form of Escrow Account Letter Agreement
Exhibit 5.02(a)   Report P-139 -- Monthly Statement of Mortgage Accounts
Exhibit 5.02(b)   Report S-50Y -- Private Pool Detail Report
Exhibit 5.02(c)   Report S-213 -- Summary of Curtailments Made Remittance Report
Exhibit 5.02(d)   Report S-214 -- Summary of Paid in Full Remittance Report
Exhibit 5.02(e)   Report S-215 -- Consolidation of Remittance Report
Exhibit 5.02(f)   Report T-62C -- Monthly Accounting Report
Exhibit 5.02(g)   Report T-62E -- Liquidation Report
Exhibit 5.02(h)   Report P-4DL -- Delinquency Report
Exhibit 5.02(i)   Report P-195 -- Delinquency Report
Exhibit 9         Form of Officer's Certificate
Exhibit 10        Form of Terms Letter
Exhibit 11        Form of Sarbanes-Oxley Certification

                        MORTGAGE LOAN SERVICING AGREEMENT

     This Mortgage Loan Servicing Agreement, dated as of October 1, 2005, is entered into between Taberna Realty Holdings Trust, as the Owner ("Owner"), and PHH Mortgage Corporation, as the Servicer ("Servicer").

                              PRELIMINARY STATEMENT

1. The Owner is engaged in the business, inter alia, of purchasing for its own account loans to individuals, the repayment of which is secured by a first lien mortgage on such individuals' residences, as more fully defined below ("Mortgage Loans").

2. The Servicer is in the business, inter alia, of management and servicing for others of Mortgage Loans.

3. The Owner and the Servicer wish to prescribe in this Agreement the terms and manner of the management and servicing by Servicer for the Owner of the Owner's Mortgage Loans.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the Owner and the Servicer agree as follows:

                                   ARTICLE I:
                                  DEFINITIONS

     Section 1.01 Defined Terms Whenever used in this Agreement, the following words and phrases shall have the following meaning specified in this Article:

     "Accounting Cut-off Date": The first Business Day of each month during the term hereof.

     "Affiliate": When used with reference to a specified Person, any Person that (i) directly or indirectly controls or is controlled by or is under common control with the specified Person, (ii) is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity, or (iii) directly or indirectly is the beneficial owner of 10% or more of any class of equity securities of the specified Person or of which the specified person is directly or indirectly the owner of 10% or more of any class of equity securities.

     "Agreement": This Mortgage Loan Servicing Agreement between the Owner and the Servicer including all exhibits, amendments and supplements hereto and hereof.

     "Appraised Value": With respect to any Mortgaged Property, : (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan.

     "ARM Loan": An "adjustable rate" Mortgage Loan, the Note Rate of which is subject to periodic adjustment in accordance with the terms of the Mortgage Note.

     "Assignment": An individual assignment of a Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale or transfer of the Mortgage Loan to the Owner or, in the case of a MERS Mortgage Loan, an electronic transmission to MERS, identifying a transfer of ownership of the related Mortgage to the Owner or its designee.

     "Assignment of Proprietary Lease": With respect to a Cooperative Loan, an assignment of the Proprietary Lease sufficient under the laws of the jurisdiction wherein the related Cooperative Unit is located to reflect the assignment of such Proprietary Lease.

     "Assignment of Recognition Agreement": With respect to a Cooperative Loan, an assignment of the Recognition Agreement sufficient under the laws of the jurisdiction wherein the related Cooperative Unit is located to reflect the assignment of such Recognition Agreement.

     "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101-1330), as amended, modified, or supplemented from time to time, and any successor statute, and all rules and regulations issued or promulgated in connection therewith.

     "Business Day": Any day other than (i) a Saturday or Sunday or (iii) a day on which the Federal Reserve is closed.

     "Code": The Internal Revenue Code of 1986, as amended, or any successor statue thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

     "Collection Account": The separate Eligible Account or accounts created and maintained pursuant to Section 4.04 which shall be entitled "PHH Mortgage Corporation, as servicer and custodian for the Owner of Mortgage Loans under the Mortgage Loan Servicing Agreement, dated as of October 1, 2005."

     "Condemnation Proceeds": All awards or settlements in respect of a taking of an entire Mortgaged Property or a part thereof by exercise of the power of eminent domain or condemnation.

     "Consent": A document executed by the Cooperative Corporation (i) consenting to the sale of the Cooperative Unit to the Mortgagor and (ii) certifying that all maintenance charges relating to the Cooperative Unit have been paid.

     "Cooperative Corporation": With respect to any Cooperative Loan, the cooperative apartment corporation that holds legal title to the related Cooperative Project and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements.

     "Cooperative Lien Search": A search for (a) federal tax liens, mechanics' liens, lis pendens, judgments of record or otherwise against (i) the Cooperative Corporation and (ii) the seller of the Cooperative Unit, (b) filings of Financing Statements and (c) the deed of the Cooperative Project into the Cooperative Corporation.

     "Cooperative Loan": A Mortgage Loan that is secured by a first lien on and a perfected security interest in Cooperative Shares and the related Proprietary Lease granting exclusive rights to occupy the related Cooperative Unit in the building owned by the related Cooperative Corporation.

     "Cooperative Pledge Agreement": The specific agreement creating a first lien on and pledge of the Cooperative Shares and the appurtenant Proprietary Lease securing a Cooperative Loan.

     "Cooperative Project": With respect to any Cooperative Loan, all real property and improvements thereto and rights therein and thereto owned by a Cooperative Corporation including without limitation the land, separate dwelling units and all common elements.

     "Cooperative Shares": With respect to any Cooperative Loan, the shares of stock issued by a Cooperative Corporation and allocated to a Cooperative Unit and represented by a stock certificates.

     "Cooperative Unit": With respect to any Cooperative Loan, a specific unit in a Cooperative Project.

     "Cut-off Date" : The first day of the month in which the respective Effective Date occurs.

     "Determination Date": The 16th day of each calendar month, commencing on the 15th day of the month following the Effective Date, or, if such 16th day is not a Business Day, the Business Day immediately preceding such 16th day.

     "Due Date": With respect to any Mortgage Loan, the day of the month on which each Monthly Payment is due thereon, exclusive of any days of grace.

     "Due Period": With respect to each Remittance Date, the period commencing on the second day of the month immediately preceding the month of such Remittance Date and ending on the first day of the month of such Remittance Date.

     "Effective Date": The date on which the Servicer becomes obligated to service any of the Mortgage Loans, which dated shall be identified on the Mortgage Loan Schedule attached to the related Terms Letter.

     "Eligible Account": One or more accounts (i) that are maintained with a depository institution that has assets of $20 billion or more and must be rated by either Standard and Poor's Inc. or Moody's Investors Service. If the institution is rated by Standard and Poor's Inc., it must have both an "A2" (or better) short-term financial rating and a "BBB" (or better) long-term "senior unsecured" financial rating. If the institution is rated by Moody's Investors Service, it must have both a "P-2" (or better) short-term rating and a "Baa3" (or better) long term "senior unsecured" financial rating. Or, a depository institution that has assets of less than $20 billion does not have to be rated by either Standard or Poor's Inc. or Moody's Investor Services--but, if it is, it must satisfy the financial rating criteria mentioned above. If the depository institution is not rated by either of these agencies, it must have a financial rating of "75" (or better) from IDC Financial Publishing, Inc.

     "Environmental Assessment": A "Phase I" environmental assessment of a Mortgaged Property prepared by an Independent Person who regularly conducts environmental assessments and who has any necessary license(s) required by applicable law and has five years experience in conducting environmental assessments.

     "Environmental Conditions Precedent to Foreclosure": As defined in Section 4.13.

     "Environmental Laws": All federal, state, and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants or industrial, toxic or hazardous substances or wastes into the environment, including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or industrial, toxic or hazardous substances or wastes or the cleanup or other remediation thereof.

     "Escrow Account": The separate Eligible Account or accounts created and maintained pursuant to Section 4.06 which shall be entitled "PHH Mortgage Corporation, as servicer and custodian for the Owner under the Mortgage Loan Servicing Agreement, dated as of October 1, 2005 (as amended), and various mortgagors."

     "Escrow Payments": The amounts constituting ground rents, taxes, assessments, mortgage insurance premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

     "Estoppel Letter": A document executed by the Cooperative Corporation certifying, with respect to a Cooperative Unit, (i) the appurtenant Proprietary Lease will be in full force and effect as of the date of issuance thereof, (ii) the related Stock Certificate was registered in the Mortgagor's name and the Cooperative Corporation has not been notified of any lien upon, pledge of, levy of execution on or disposition of such Stock Certificate, and (iii) the Mortgagor is not in default under the appurtenant Proprietary Lease and all charges due the Cooperative Corporation have been paid.

     "Event of Default": Any one of the conditions or circumstances enumerated in Section 9.01.

     "Fannie Mae": The Federal National Mortgage Association or any successor organization.

     "Fannie Mae Guide": The Fannie Mae Selling Guide and Servicing Guide, collectively, in effect on and after the Effective Date.

     "FDIC": The Federal Deposit Insurance Corporation or any successor organization.

     "Fidelity Bond": A fidelity bond to be maintained by the Servicer pursuant to Section 4.11.

     "Financing Statement": A financing statement in the form of a UCC-1 filed pursuant to the Uniform Commercial Code to perfect a security interest in the Cooperative Shares.

     "Financing Statement Change": A financing statement in the form of a UCC-3 filed to continue, terminate, release, assign or amend an existing Financing Statement.

     "Foreclosure Profits": As to any Mortgage Loan, the excess, if any, of Liquidation Proceeds, Insurance Proceeds and proceeds from any REO Disposition (net of all amounts reimbursable therefrom pursuant to Section 4.12 and Section 4.13) in respect of each Mortgage Loan or REO Property for which a Cash Liquidation or REO Disposition occurred in the related prepayment period over the sum of the Unpaid Principal Balance of such Mortgage Loan or REO Property (determined, in the case of an REO Disposition, in accordance with Section 4.12 and Section 4.13) plus accrued and unpaid interest at the Mortgage Rate on such Unpaid Principal Balance from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Cash Liquidation or REO Disposition occurred.

     "Freddie Mac": The Federal Home Loan Mortgage Corporation or any successor organization.

     "Freddie Mac Servicing Guide": The Freddie Mac Servicers' Guide in effect on and after the Effective Date.

     "HUD": The United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

     "Independent": With respect to any specified Person, such Person who: (i) does not have any direct financial interest or any material indirect financial interest in the applicable Mortgagor, the Servicer, the Owner, or their Affiliates; and (b) is not connected with the applicable Mortgagor, the Servicer, the Owner, or their respective Affiliates as an officer, employee, promoter, underwriter, trustee, member, partner, shareholder, director, or Person performing similar functions.

     "Insolvency Proceeding": With respect to any Person: (i) any case, action, or proceeding with respect to such Person before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up, or relief of debtors; or (ii) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of the creditors generally of such Person or any substantial portion of such Person's creditors; in any case undertaken under federal, state or foreign law, including the Bankruptcy Code.

     "Insurance Proceeds": Proceeds of any Primary Insurance Policy, title policy, hazard policy or other insurance policy covering a Mortgage Loan, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the Servicing Standard.

     "Liquidation Proceeds": Amounts, other than Insurance Proceeds and Condemnation Proceeds, received by the Servicer in connection with the liquidation of a defaulted Mortgage

Loan through trustee's sale, foreclosure sale or otherwise, other than amounts received following the acquisition of an REO Property in accordance with the provisions hereof.

     "Loan-to-Value Ratio": With respect to any Mortgage Loan, the original principal balance of such Mortgage Loan divided by the Appraised Value of the related Mortgaged Property, subject to any applicable law for calculating the Loan-to-Value Ratio.

     "MERS": Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

     "MERS Eligible Mortgage Loan": Any Mortgage Loan that under applicable law and investor requirements is recordable in the name of MERS in the jurisdiction in which the related Mortgaged Property is located.

     "MERS Mortgage Loan": Any Mortgage Loan as to which the related Mortgage, or an Assignment, has been recorded in the name of MERS, as agent for the holder from time to time of the Mortgage Note.

     "Monthly Advance": The aggregate amount of the advances made by the Servicer on any Remittance Date pursuant to and as more fully described in
Section 5.03.

     "Monthly Payment": The scheduled monthly payment of principal and interest on a Mortgage Loan which is payable by a Mortgagor under the related Mortgage Note.

     "Monthly Period": Initially, the period from the Effective Date through to and including the first Record Date during the term hereof, and, thereafter, the period commencing on the day after each Record Date during the term hereof and ending on the next succeeding Record Date during the term hereof (or, if earlier, the date on which this Agreement terminates).

     "Mortgage": The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on either (i) with respect to a Mortgage Loan other than a Cooperative Loan, an unsubordinated estate in fee simple in real property or (ii) with respect to a Cooperative Loan, the Proprietary Lease and related Cooperative Shares, which in either case secures the Mortgage Note.

     "Mortgaged Property": With respect to a Mortgage Loan, the underlying real property securing repayment of a Mortgage Note, consisting of a fee simple estate.

     "Mortgage File": With respect to a particular Mortgage Loan, those origination and servicing documents, escrow documents, and other documents as are specified on Schedule B-1 to this Agreement. These documents shall be stored in a secure manner using paper or electronic storage.

     "Mortgage Loan": Each individual mortgage loan or Cooperative Loan (including all documents included in the Mortgage File evidencing the same, all Monthly Payments, Principal Prepayments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, and other proceeds relating thereto, and any and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith) which is the subject of this Agreement and the related

Terms Letter. The Mortgage Loans subject to this Agreement shall be identified on Mortgage Loan Schedules prepared in connection with each Effective Date.

     "Mortgage Loan Schedule": The list of Mortgage Loans identified on each Effective Date that sets forth the information with respect to each Mortgage Loan that is specified on Schedule A hereto. A Mortgage Loan Schedule will be prepared for each Effective Date.

     "Mortgage Note": The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

     "Mortgagor": The obligor on a Mortgage Note.

     "Negative Amortization": That portion of interest accrued at the Note Rate in any month which exceeds the Monthly Payment on the related Mortgage Loan for such month and which, pursuant to the terms of the Mortgage Note, is added to the principal balance of the Mortgage Loan.

     "Non-recoverable Advance": As of any date of determination, any Monthly Advance or Servicing Advance previously made or any Monthly Advance or Servicing Advance proposed to be made in respect of a Mortgage Loan which, in the good faith judgment of the Servicer and in accordance with the Servicing Standard, will not or, in the case of a proposed advance, would not be ultimately recoverable pursuant to Section 4.05(3) or (4) hereof. The determination by the Servicer that it has made a Non-recoverable Advance or that any proposed advance would constitute a Non-recoverable Advance shall be evidenced by an Officer's Certificate satisfying the requirements of Section 5.04 hereof and delivered to the Owner on or before the Determination Date in any month.

     "Note Rate": With respect to any Mortgage Loan at any time any determination thereof is to be made, the annual rate at which interest accrues thereon.

     "Officers' Certificate": A certificate signed by (i) the President or a Vice President and (ii) the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Servicer, and delivered by the Servicer to the Owner as required by this Agreement.

     "Owner": Taberna Realty Holdings Trust, a Maryland business trust, or its successor in interest or any successor under this Agreement appointed as herein provided.

     "Owner's Account": The account of the Owner at a bank or other entity most recently designated in a written notice by the Owner to the Servicer as the "Owner's Account."

     "Pass-Through Transfer": The sale or transfer of some or all of the Mortgage Loans by the Owner to a trust or other entity as part of a publicly issued or privately placed mortgage-backed securities transaction.

     "Payoff": With respect to any Mortgage Loan, any payment or recovery received in advance of the last scheduled Due Date of such Mortgage Loan, which payment or recovery consists of principal in an amount equal to the outstanding principal balance of such Mortgage

Loan, all accrued and unpaid prepayment penalties, premiums, and/or interest with respect thereto, and all other unpaid sums due with respect to such Mortgage Loan.

     "Permitted Investments": Investments that mature, unless payable on demand, not later than the Business Day preceding the related Remittance Date; provided that such investments shall only consist of the following:

               (i) direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

               (ii) repurchase obligations (the collateral for which is held by a third party) with respect to any security described in clause (i) above, provided that the long-term unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in one of its two highest rating categories;

               (iii) certificates of deposit, time deposits and bankers' acceptances of any bank or trust company incorporated under the laws of the United States or any state, provided that the long-term unsecured debt obligations of such bank or trust company (or, in the case of the principal depository institution of a depository institution holding company, the long-term unsecured debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in one of its two highest rating categories;

               (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest rating category; and

               (v) any other demand, money market or time deposit account or obligation, or interest-bearing or other security or investment, acceptable to the Owner (such acceptance evidenced in writing);

provided further that "Permitted Investments" shall not include any instrument described hereunder which evidences either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

     "Person": Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Pledge Instruments": With respect to each Cooperative Loan, the Stock Power, the Assignment of the Proprietary Lease, the Assignment of the Mortgage Note and the Cooperative Pledge Agreement.

     "Prepaid Monthly Payment": Any Monthly Payment received prior to its scheduled Due Date and which is intended to be applied to a Mortgage Loan on its scheduled Due Date.

     "Prepayment Interest Shortfall Amount": With respect to any Mortgage Loan that was subject to a voluntary (not including discounted payoffs and short sales) Principal Prepayment in full or in part during any Due Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such Due Period, the amount of interest (net of the related Servicing Fee for Principal Prepayments in full only) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

     "Primary Insurance Policy": Each primary policy of mortgage insurance in effect with respect to a Mortgage Loan and as so indicated on the Mortgage Loan Schedule, or any replacement policy therefor obtained by the Servicer pursuant to Section 4.08.

     "Principal Prepayment": Any payment or other recovery of principal on a Mortgage Loan (including a Payoff), other than a Monthly Payment or a Prepaid Monthly Payment which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment and which is intended to reduce the principal balance of the Mortgage Loan.

     "Principal Prepayment Period": The Due Period preceding the related Remittance Date.

     "Proprietary Lease": The lease on a Cooperative Unit evidencing the possessory interest of the owner of the Cooperative Shares in such Cooperative Unit.

     "Qualified Mortgage Insurer": A mortgage guaranty insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located if such qualification is necessary to issue the applicable insurance policy or bond, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, and approved as an insurer by Fannie Mae or Freddie Mac (or with a different rating as may be required by a Rating Agency in connection with a Pass-Through Transfer in order to achieve the desired ratings for the securities to be issued).

     "Rating Agency": Standard & Poor's, a division of The McGraw-Hill Companies, Moody's Investors Service, Inc., and Fitch Ratings.

     "Recognition Agreement": An agreement among a Cooperative Corporation, a lender and a Mortgagor with respect to a Cooperative Loan whereby such parties
(i) acknowledge that such lender may make, or intends to make, such Cooperative Loan, and (ii) make certain agreements with respect to such Cooperative Loan.

     "Reconstitution Agreements": The agreement or agreements entered into by the Servicer and the Owner and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer or a Pass-Through Transfer as provided in Section 10.02.

     "Reconstitution Date": The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and included as part of a Whole Loan Transfer or Pass-Through Transfer pursuant to Section 10.02.

     "Record Date": The close of business of the first Business Day of the month of the related Remittance Date.

     "REMIC": A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Internal Revenue Code or any similar tax vehicle providing for the pooling of assets (such as a Financial Asset Security Investment Trust).

     "Remittance Date": The 18th day of each calendar month, commencing on the 18th day of the month following the Effective Date, or, if such 18th day is not a Business Day, then the next Business Day immediately following such 18th day.

     "Remittance Rate": With respect to each Mortgage Loan, the related Note Rate minus the Servicing Fee Rate.

     "REO Disposition": The final sale by the Servicer of any REO Property.

     "REO Disposition Proceeds": All amounts received with respect to any REO Disposition.

     "REO Property": A Mortgaged Property acquired by the Servicer on behalf of the Owner as described in Section 4.13.

     "Repurchase Price": As to any Mortgage Loan required to be repurchased pursuant to Section 6.02, an amount equal to the Unpaid Principal Balance of such Mortgage Loan at the time of repurchase; plus (2) interest on such Mortgage Loan at the applicable Note Rate from the last date through which interest has been paid and distributed to the Owner hereunder to the date of repurchase.

     "Scheduled Principal Balance": With respect to any Mortgage Loan, (i) the outstanding principal balance as of the Effective Date after application of principal payments due on or before such date whether or not received, minus
(ii) all amounts previously remitted to the Owner with respect to such Mortgage Loan representing (a) payments or other recoveries of principal, or (b) advances of principal made pursuant to Section 5.03.

     "Servicer": PHH Mortgage Corporation, a New Jersey corporation.

     "Servicing Advances": All "out of pocket" costs and expenses that are customary, reasonable and necessary which are incurred by the Servicer in the performance of its servicing obligations hereunder, including (without duplication) (i) reasonable attorneys' fees and (ii) the cost of (a) the preservation, restoration and protection of a Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the servicing, management and liquidation of any Specially Serviced Mortgaged Loans and/or any REO Property, and (d) compliance with the Servicer 's obligations under Section 4.08.

     "Servicing Event": Any of the following events with respect to any Mortgage
Loan: (i) any Monthly Payment being more than 60 days delinquent; (ii) any filing of an Insolvency Proceeding by or on behalf of the related Mortgagor, any consent by or on behalf of the related Mortgagor to the filing of an Insolvency Proceeding against such Mortgagor, or any admission by or on behalf of such Mortgagor of its inability to pay such Person's debts generally as the same become due; (iii) any filing of an Insolvency Proceeding against the related Mortgagor that remains undismissed or unstayed for a period of 60 days after the filing thereof; (iv) any issuance of any attachment or execution against, or any appointment of a conservator, receiver or liquidator with respect to, all or substantially all of the assets of the related Mortgagor or with respect to any Mortgaged Property; (v) any receipt by the Servicer of notice of the foreclosure or proposed foreclosure of any other lien on the related Mortgaged Property;
(vi) any proposal of a material modification (as reasonably determined by the Servicer) to such Mortgage Loan due to a default or imminent default under such Mortgage Loan; or (vii) in the reasonable judgment of the Servicer, the occurrence, or likely occurrence within 60 days, of a payment default with respect to such Mortgage Loan that is likely to remain uncured by the related Mortgagor within 60 days thereafter.

     "Servicing Fee": The annual fee, payable monthly to the Servicer out of the interest portion of the Monthly Payment and or Payoff actually received on each Mortgage Loan. The Servicing Fee with respect to each Mortgage Loan for any calendar month (or a portion thereof) shall be 1/12 of the product of (i) the Unpaid Principal Balance of the Mortgage Loan and (ii) the Servicing Fee Rate applicable to such Mortgage Loan.

     "Servicing Fee Rate": Unless otherwise specified on the Mortgage Loan Schedule, (i) with respect to any ARM Loan, 0.375% per annum; and (ii) with respect to any Mortgage Loan other than an ARM Loan, 0.25% per annum.

     "Servicing Officer": Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a written list of servicing officers furnished by the Servicer to the Owner upon request therefor by the Owner, as such list may from time to time be amended.

     "Servicing Standard": The servicing practices and standards set forth in
Section 4.01.

     "Specially Serviced Mortgage Loan": A Mortgage Loan as to which a Servicing Event has occurred and is continuing.

     "Stock Certificate": With respect to a Cooperative Loan, the certificates evidencing ownership of the Cooperative Shares issued by the Cooperative Corporation.

     "Stock Power": With respect to a Cooperative Loan, an assignment of the Stock Certificate or an assignment of the Cooperative Shares issued by the Cooperative Corporation.

     "Terms Letter": The letter agreement between the Owner and the Servicer, in the form attached hereto as Exhibit 10, dated as of the related Effective Date, that identifies a final pool of Mortgage Loans to be serviced pursuant to this Agreement.

     "Uniform Commercial Code": The Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

     "Unpaid Principal Balance": With respect to any Mortgage Loan, at any time, the actual outstanding principal balance then payable by the Mortgagor under the terms of the related Mortgage Note including any cumulative Negative Amortization.

     "VA": The United States Department of Veterans Affairs.

     "Whole Loan Transfer": Any sale or transfer of some or all of the Mortgage Loans by the Owner to a third party, which sale or transfer is not a Pass-Through Transfer.

           ARTICLE II: REPRESENTATIONS AND WARRANTIES OF THE SERVICER

     Section 2.01 Representations and Warranties

     The Servicer represents warrants and covenants to the Owner that as of each Effective Date or as of such date specifically provided herein:

(1) Due Organization. The Servicer is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all licenses necessary to carry on its business now being conducted and is licensed, qualified and in good standing under the laws of each state where a Mortgaged Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification; no demand for such qualification has been made upon the Servicer by any state having jurisdiction; and in any event the Servicer is or will be in compliance with the laws of any such state to the extent necessary to enforce and service each Mortgage Loan in accordance with the terms of this Agreement.

(2) Due Authority. The Servicer has the full power and authority to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Owner, constitutes a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, receivership, conservatorship, insolvency, moratorium and other laws relating to or affecting creditors' rights generally or the rights of creditors of banks and to the general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

(3) No Conflict. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of or compliance with the terms and conditions of this Agreement, will not conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer 's organizational documents and bylaws or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, or impair the ability of the Owner to realize on the Mortgage Loans;

(4) Ability to Perform. The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(5) No Material Default. The Servicer is not in material default under any agreement, contract, instrument or indenture of any nature whatsoever to which the Servicer is a party or by which it (or any of its assets) is bound, which default would have a material adverse effect on the ability of the Servicer to perform under this Agreement, nor, to the best of the Servicer 's knowledge, has any event occurred which, with notice, lapse of time or both, would constitute a default under any such agreement, contract, instrument or indenture and have a material adverse effect on the ability of the Servicer to perform its obligations under this Agreement;

(6) No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the best of the Servicer 's knowledge, threatened, against the Servicer, which, either in any one instance or in the aggregate, if determined adversely to the Servicer would adversely affect the execution, delivery or enforceability of this Agreement or result in any material liability of the Servicer, or draw into question the validity of this Agreement, or have a material adverse effect on the financial condition of the Servicer;

(7) Non-solicitation. In the event the Servicer chooses to solicit any Mortgagors (in writing or otherwise) to refinance any of the Mortgage Loans during the term of this Agreement, such solicitations shall be directed at all of Servicer's customers and will not be exclusively directed towards the Mortgagors relating to the Mortgage Loans serviced hereunder;

(8) Privacy. The Servicer agrees and acknowledges that as to all nonpublic personal information received or obtained by it with respect to any Mortgagor:
(a) such information is and shall be held by Servicer in accordance with all applicable law, including but not limited to the privacy provisions of the Gramm-Leach Bliley Act; (b) such information is in connection with a proposed or actual secondary market sale related to a transaction of the Mortgagor for purposes of 16 C.F.R. Section 313.14(a)(3); and (c) the Servicer is hereby prohibited from disclosing or using any such information other than to carry out the express provisions of this Agreement, or as otherwise permitted by applicable law;

(9) Ability to Service. The Servicer is an approved seller/servicer for Fannie Mae and Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Section 203 of the National Housing Act, with facilities, procedures and experienced personnel necessary for the servicing of mortgage loans of the same type as the Mortgage Loans. No event has occurred that would make the Servicer unable to comply with Fannie Mae or Freddie Mac eligibility requirements or that would require notification to either Fannie Mae or Freddie Mac;

(10) Collection Practices. The collection practices used by the Servicer with respect to each Mortgage Note and Mortgage have been in all respects in compliance with the Servicing Standard and applicable law.

(11) MERS. The Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS.

                                  ARTICLE III:
                   REPRESENTATIONS AND WARRANTIES OF THE OWNER

     Section 3.01 Representations and Warranties

     The Owner represents, warrants and covenants to the Servicer that as of each Effective Date or as of such date specifically provided herein:

(1) Due Organization. The Owner is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all licenses necessary to carry on its business now being conducted and is licensed, qualified and in good standing under the laws of each state where a Mortgaged Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification; no demand for such qualification has been made upon the Owner by any state having jurisdiction and in any event the Owner is or will be in compliance with the laws of any such state to the extent necessary to enforce each Mortgage Loan.

(2) Due Authority. The Owner had the full power and authority and legal right to acquire the Mortgage Loans that it acquired. The Owner has the full power and authority to hold each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Owner has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Servicer, constitutes a legal, valid and binding obligation of the Owner, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, receivership, conservatorship, insolvency, moratorium and other laws relating to or affecting creditors' rights generally or the rights of creditors of banks and to the general principles of equity (whether such enforceability is considered in a proceeding in equity or at law);

(3) No Conflict. None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Owner's organizational documents and bylaws or any legal restriction or any agreement or instrument to which the Owner is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Owner or its property is subject, or impair the ability of the Owner to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

(4) Ability to Perform. The Owner does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(5) No Material Default. The Owner is not in material default under any agreement, contract, instrument or indenture of any nature whatsoever to which the Owner is a party or by which it (or any of its assets) is bound, which default would have a material adverse effect on the ability of the Owner to perform under this Agreement, nor, to the best of the Owner's knowledge, has any event occurred which, with notice, lapse of time or both would constitute a default under any such agreement, contract, instrument or indenture and have a material adverse effect on the ability of the Owner to perform its obligations under this Agreement;

(6) Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the best of the Owner's knowledge, threatened, against the Owner, which, either in any one instance or in the aggregate, if determined adversely to the Owner would adversely affect the Owner's execution, delivery or enforceability of this Agreement or result in any material liability of the Owner or draw into question the validity of this Agreement or the Mortgage Loans or have a material adverse effect on the financial condition of the Owner;

(7) Broker. The Owner has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction.

(8) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Owner of or compliance by the Owner with this Agreement, the purchase of the Mortgage Loans from the Servicer or the consummation of the transactions contemplated by this Agreement or, if required, such approval has been obtained prior to such Effective Date;

(9) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement is in the ordinary course of business of the Owner;

(10) No Untrue Information. Neither this Agreement nor any statement, report or other agreement, document or instrument furnished or to be furnished pursuant to this Agreement contains or will contain any materially untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained therein not misleading;

(11) Non-solicitation. In the event the Owner chooses to solicit any Mortgagors (in writing or otherwise) to refinance any of the Mortgage Loans during the term of this Agreement, such solicitations shall be directed at all of Owner's customers and will not be exclusively directed towards the Mortgagors relating to the Mortgage Loans serviced hereunder; and

(12) Privacy. Owner agrees and acknowledges that as to all nonpublic personal information received or obtained by it with respect to any Mortgagor: (a) such information is and shall be held by Owner in accordance with all applicable law, including but not limited to the privacy provisions of the Gramm-Leach Bliley Act; (b) such information is in connection with a proposed or actual secondary market sale related to a transaction of the Mortgagor for purposes of 16 C.F.R.
Section 313.14(a)(3); and (c) Owner is hereby prohibited from disclosing or using any such information other than to carry out the express provisions of this Agreement, or as otherwise permitted by applicable law.

(13) MERS. The Owner is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the Owner's performance of its obligations under this Agreement with respect to the Mortgage Loans, for as long as such Mortgage Loans are registered with MERS.

                                   ARTICLE IV:
                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

     Section 4.01 Servicing Standards; Additional Documents; Consent of the
Owner

(1) The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans and REO Property from and after each Effective Date in accordance with the terms and provisions of the Mortgage Loans, applicable law and the terms and provisions of this Agreement for and on behalf of, and in the best interests of, the Owner (without taking into account any relationship the Servicer may have with any Mortgagor or other Person, the participation, if any, of the Servicer in any financing provided in connection with the sale of any Mortgaged Property, or the Servicer 's obligation to advance any expenses or incur any costs in the performance of its duties hereunder) in accordance with a standard that is not less than the higher of (a) the same care, skill, prudence and diligence with which it services similar assets held for its own or its Affiliates' account and (b) the same care, skill, prudence and diligence with which it services similar assets for third party institutional investors, in each case giving due consideration to customary and usual standards of practice of prudent institutional mortgage loan servicers utilized with respect to mortgage loans comparable to the Mortgage Loans. Subject to the foregoing standards, in connection with such servicing and administration, the Servicer shall seek to maximize the timely recovery of principal and interest on the Mortgage Notes; provided that nothing contained herein shall be construed as an express or implied guarantee by the Servicer of the collectibility of payments on the Mortgage Loans or shall be construed as impairing or adversely affecting any rights or benefits specifically provided by this Agreement to the Servicer, including with respect to Servicing Fees.

(2) To the extent consistent with Section 4.01(1) and further subject to any express limitations set forth in this Agreement, the Servicer (acting alone or, solely in the circumstances permitted hereunder, acting through a subservicer) shall have full power and authority to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including the power and authority (a) to execute and deliver, on behalf of the Owner, customary consents or waivers and other instruments and documents (including estoppel certificates), (b) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages,
(c) to submit claims to collect any Insurance Proceeds and Liquidation Proceeds,
(d) to consent to the application of any Insurance Proceeds or Condemnation Proceeds to the restoration of the applicable Mortgaged Property or otherwise,
(e) to bring an action in a court of law, including an unlawful detainer action, to enforce rights of the Owner with respect to any Mortgaged Property, (f) to execute and deliver, on behalf of the Owner, documents relating to the management, operation, maintenance, repair, leasing, marketing and sale of any Mortgaged Property or any REO Property, and (g) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that the Servicer shall not take any action not provided for in this Agreement that is materially inconsistent with or materially prejudices the interest of the Owner in any Mortgage Loan or under this Agreement. The Owner shall furnish the Servicer with a power of attorney in the form of Exhibit 4.01(a) and other documents reasonably necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans and the REO Properties, including documents relating to the foreclosure, receivership, management, operation, maintenance, repair, leasing, marketing and sale (in foreclosure or otherwise) of any Mortgaged Property or any REO Property. Nothing contained in this Agreement shall limit the ability of the Servicer to lend money to (whether on a secured or unsecured basis), and otherwise generally engage in any kind of business or dealings with, any Mortgagor as though the Servicer were not a party to this Agreement or to the transactions contemplated hereby.

(3) Notwithstanding anything to the contrary contained herein:

          (a) the Servicer acknowledges that the Owner will retain title to, and ownership of, the Mortgage Loans and the REO Properties and that the Servicer does not hereby acquire any title to, security interest in, or other rights of any kind in or to any Mortgage Loan or REO Property or any portion thereof;

          (b) the Servicer shall not file any lien or any other encumbrance on, exercise any right of setoff against, or attach or assert any claim in or on any Mortgage Loan or REO Property, unless authorized pursuant to a judicial or administrative proceeding or a court order;

          (c) the Servicer shall, in servicing the Mortgage Loans, follow and comply with the servicing guidelines established by Fannie Mae, provided that the Servicer shall specifically notify the Owner in writing and obtain the Owner's written consent prior to the Servicer taking any of the following actions: (1) modifying, amending or waiving any of the financial terms of, or making any other material modifications to, a Mortgage Loan, except the Servicer may be permitted to do so in the event of a Specially Serviced Mortgage Loan or with respect to a Mortgage Loan insured by HUD, the VA or a Primary Insurance Policy, upon the Mortgagor's request, accept a principal prepayment and re-amortize the then remaining principal balance over the then remaining term of the loan (resulting in a lower scheduled monthly payment but no change in the maturity date); (2) selling any Specially Serviced Mortgage Loan; (3) forgiving principal or interest on, or permitting to be satisfied at a discount, any Mortgage Loan except in the event of a Specially Serviced Mortgage Loan; or (4) accepting substitute or additional collateral, or releasing any collateral, for a Mortgage Loan. If the Owner has not approved or rejected in writing any proposed action(s) recommended by the Servicer to be taken hereunder within 5 Business Days of the date such recommendation is made in writing, then the Owner shall be deemed to have accepted such recommended action(s) and the Servicer shall take any such action(s);

          (d) the Servicer shall notify the Owner of any modification, waiver or amendment of any term of any Mortgage Loan and the date thereof and shall deliver to the Owner, for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment promptly following the execution thereof;

          (e) in accordance with the Fannie Mae Guide, the Servicer shall be entitled to workout compensation as it relates to repayment plans, loan modifications, short-sales, deed-in lieu of foreclosure, and hardship assumptions as evidenced in Exhibit 4.01(e);

          (f) the Servicer shall remain primarily liable for the full performance of its obligations hereunder notwithstanding any appointment by the Servicer of a subservicer or subservicers hereunder; and

          (g) the Owner may at any time and from time to time, in its sole discretion, upon 30 Business Days' written notice to the Servicer, terminate the Servicer 's servicing obligations hereunder with respect to (1) any REO Property or (2) any Mortgage Loan that, in accordance with the Owner's internal credit classification criteria, has been classified as "doubtful" or a "loss" and Owner shall reimburse Servicer all Monthly Advances and Servicing Advances, take all necessary steps and absorb all associated costs to assume such servicing. Upon the effectiveness of any such termination of the Servicer's servicing obligations with respect to any such REO Property or Mortgage Loan, the Servicer shall deliver all agreements, documents, and instruments related thereto to the Owner.

     Section 4.02 Collection of Mortgage Loan Payments

     Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer will proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans, which procedures shall in any event comply with the Servicing Standard. Furthermore, the Servicer shall ascertain and estimate annual ground rents, taxes, assessments, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgages, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

     Section 4.03 Notice of Foreclosure Sale

     The Servicer shall, within two (2) Business Days following the occurrence of any foreclosure sale with respect to any Mortgaged Property, deliver to the Owner a notice of foreclosure sale substantially in the form of Exhibit 4.03.

     Section 4.04 Establishment of Collection Account; Deposits in Collection Account

     The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Collection Accounts which shall be an Eligible Account. The creation of any Collection Account shall be evidenced by a letter agreement in the form of Exhibit 4.04 attached hereto. A copy of such letter agreement shall be furnished to the Owner upon Owner's request.

     The Servicer shall deposit in the Collection Account, within two Business Days after receipt (or as otherwise required pursuant to this Agreement in the case of clauses (8), (9) and (10) of this Section 4.04) and retain therein the following payments and collections received or made by it subsequent to each Effective Date, or received by it prior to the Effective Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the Effective Date:

(1) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

(2) all payments on account of interest less the Servicing Fee on the Mortgage Loans;

(3) all Liquidation Proceeds;

(4) all REO Disposition Proceeds;

(5) all Insurance Proceeds, including amounts required to be deposited pursuant to Sections 6.10 and 6.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Properties or released to the applicable Mortgagors in accordance with the Servicer 's normal servicing procedures, the related Mortgages or applicable law;

(6) all Condemnation Proceeds affecting any Mortgaged Property which are not released to a Mortgagor in accordance with the Servicer 's normal servicing procedures, the related Mortgage or applicable law;

(7) any Monthly Advances in accordance with Section 5.03;

(8) any amounts required to be deposited by the Servicer pursuant to Section
4.15 in connection with any losses on Permitted Investments;

(9) any amounts required to be deposited in the Collection Account pursuant to Sections 6.01 or 6.02 or otherwise pursuant to the terms hereof; and

(10) Foreclosure Profits.

The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 6.01, and any prepayment penalties on the Mortgage Loans need not be deposited by the Servicer in the Collection Account and shall be retained by the Servicer as additional compensation.

     Section 4.05 Permitted Withdrawals from the Collection Account

The Servicer may, from time to time in accordance with the provisions hereof, withdraw amounts from the Collection Account for the following purposes (without duplication):

(1) to reimburse itself for unreimbursed Monthly Advances and Servicing Advances that the Servicer has determined to be Non-Recoverable Advances as provided in
Section 5.04;

(2) to make payments to the Owner in the amounts, at the times and in the manner provided for in Section 5.01;

(3) to reimburse itself for unreimbursed Servicing Advances and for unreimbursed Monthly Advances, the Servicer 's right to reimburse itself pursuant to this Subsection (3) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of such reimbursement, the Servicer 's right thereto shall be prior to the rights of the Owner;

(4) to pay to itself as additional servicing compensation any interest earned on funds in the Collection Account (all such interest to be withdrawn monthly not later than each Remittance Date), any Foreclosure Profits and any prepayment penalties or premiums relating to any Principal Prepayments; provided that no such amounts shall be payable as servicing compensation to the extent they relate to a Mortgage Loan with respect to which a default, breach, violation, or event of acceleration exists or would exist but for the lapse of time, the giving of notice, or both;

(5) to pay to itself with respect to each Mortgage Loan that has been repurchased pursuant to Section 6.02 all amounts received thereon and not distributed as of the date on which the related Repurchase Price is determined (except to the extent that such amounts constitute part of the Repurchase Price to be remitted to the Owner);

(6) to remove any amounts deposited into the Collection Account in error;

(7) to clear and terminate the Collection Account in the event a new Collection Account has been established, or upon the termination of this Agreement, with any funds contained therein to be distributed in accordance with the terms of this Agreement; and

(8) to reimburse itself for Monthly Advances.

     The Servicer shall keep and maintain a separate, detailed accounting, on a Mortgage Loan-by-Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to this Section.

     Section 4.06 Establishment of Escrow Accounts; Deposits in Escrow

     The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts which shall be an Eligible Account. The creation of any Escrow Account shall be evidenced by a letter agreement in the form shown on Exhibit 4.06 attached hereto. A copy of such letter agreement shall be furnished to the Owner upon Owner's request.

     The Servicer shall deposit in each Escrow Account within two Business Days after receipt, and retain therein, (i) all Escrow Payments collected on account of the related Mortgage Loans for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property. The Servicer shall make withdrawals therefrom only to effect such payments as are required under Sections 4.07 and/or 4.08. The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes, without any right of reimbursement therefor.

     Section 4.07 Permitted Withdrawals From Escrow Accounts

     Withdrawals from any Escrow Account may be made by the Servicer only (i) to effect timely payments of ground rents, taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, and comparable items constituting Escrow Payments for the related Mortgage, (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan that represent late payments or collections of Escrow Payments thereunder,
(iii) to refund to the Mortgagor any funds as may be determined to be overages,
(iv) if permitted by applicable law, for transfer to the Collection Account in accordance with the terms of this Agreement, (v) for application to the restoration or repair of the Mortgaged Property in accordance with the terms of the related Mortgage Loan, (vi) to pay to the Servicer, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (vii) to reimburse a Mortgagor in connection with the making of the Payoff of the related Mortgage Loan or the termination of all or part of the escrow requirement in connection with the Mortgage Loan, (viii) to remove any amounts deposited into the Escrow Account in error; or (ix) to clear and terminate the Escrow Account in the event a new Escrow Account has been established or upon the termination of this Agreement.

     Section 4.08 Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Insurance Policies; Collections Thereunder

     With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums, and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage and applicable law. If a Mortgage does not provide for Escrow Payments, then the Servicer shall require that any such payments be made by the Mortgagor at the time they first become due. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments but shall be entitled to reimbursement thereof in accordance with the terms of this Agreement.

     The Servicer shall maintain in full force and effect a Primary Insurance Policy, issued by a Qualified Mortgage Insurer, with respect to each Mortgage Loan for which such coverage is required. Such coverage shall be maintained until the Loan-to-Value Ratio of the related Mortgage Loan is reduced to 75% or less in the case of a Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80% or until such time, if any, as such insurance is required to be released in accordance with the provisions of applicable law including, but not limited to, the Homeowners Protection Act of 1998. The Servicer shall assure that all premiums due under any Primary Insurance Policy are paid in a timely manner, but shall be entitled to reimbursement pursuant to the terms of this Agreement for premiums paid by the Servicer on behalf of any Mortgagor who is obligated to pay such premiums but fails to do so. The Servicer shall not cancel or refuse to renew any Primary Insurance Policy in effect on the Effective Date that is required to be kept in force under this Agreement unless a replacement Primary Insurance Policy for such canceled or nonrenewed policy is obtained from and maintained with an insurer The Servicer shall not take any action which would result in noncoverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Servicer shall promptly notify the insurer under the related Primary Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Insurance Policy. If such Primary Insurance Policy is terminated as a result of such assumption or substitution of liability, then the Servicer shall obtain, and, except as otherwise provided above, maintain, a replacement Primary Insurance Policy as provided above.

     In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Owner, claims to the insurer under any Primary Insurance Policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 4.04, any amounts collected by the Servicer under any Primary Insurance Policy shall be deposited in the Collection Account, subject to withdrawal in accordance with Section 4.05.

     Section 4.09 Transfer of Accounts

     The Servicer may transfer the Collection Account or any Escrow Account to a different depository institution from time to time; provided that (i) no such transfer shall be made unless all certifications or letter agreements required under Section 4.04 have been executed and delivered by the parties thereto; and
(ii) concurrently upon any such transfer, the Servicer shall give written notice thereof to the Owner. Notwithstanding anything to the contrary contained herein, the Collection Account and each Escrow Account shall at all times constitute Eligible Accounts.

     Section 4.10 Maintenance of Hazard Insurance

     The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount that is at least equal to the lesser of (a) the maximum insurable value of the improvements securing such Mortgage Loan and (b) the greater of (1) the Unpaid Principal Balance of such Mortgage Loan or (2) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the loss payee from becoming a co-insurer.

     If any Mortgaged Property is in an area identified by the Federal Emergency Management Agency as having special flood hazards and such flood insurance has been made available, then the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (a) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the outstanding principal balance of the related Mortgage Loan if replacement cost coverage is not available for the type of building insured) or (b) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended (assuming that the area in which such Mortgaged Property is located is participating in such program).

     The Servicer shall also maintain on each REO Property fire, hazard and liability insurance, and to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance with extended coverage in an amount which is at least equal to the lesser of (a) the maximum insurable value of the improvements which are a part of such property and (b) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property plus accrued interest at the Note Rate and related Servicing Advances.

     All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer, or upon request to the Owner, and shall provide for at least 30 days' prior written notice of any cancellation, reduction in the amount of, or material change in, coverage to the Servicer. The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided that the Servicer shall not accept any such insurance policies from insurance companies unless such companies (a) currently reflect (1) a general policyholder's rating of B+ or better and a financial size category of III or better in Best's Key Rating Guide, or (2) a general policyholder's rating of "A" or "A-" or better in Best's Key Rating Guide, and
(b) are licensed to do business in the state wherein the related Mortgaged

Property is located. Notwithstanding the foregoing, the Servicer may accept a policy underwritten by Lloyd's of London or, if it is the only coverage available, coverage under a state's Fair Access to Insurance Requirement (FAIR) Plan. If a hazard policy becomes in danger of being terminated, or the insurer ceases to have the ratings noted above, the Servicer shall notify the related Mortgagor, and shall use its best efforts, as permitted by applicable law, to obtain from another qualified insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy. In no event, however, shall a Mortgage Loan be without a hazard insurance policy at any time.

     Pursuant to Section 4.04, any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Servicer 's normal servicing procedures) shall be deposited in the Collection Account within two Business Days after receipt, subject to withdrawal in accordance with Section 4.05. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating remittances to the Owner, be added to the Unpaid Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

     It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

     Section 4.11 Fidelity Bond; Errors and Omissions Insurance

     The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies that would meet the requirements of Fannie Mae or Freddie Mac on all officers, employees or other Persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. The Fidelity Bond and errors and omissions insurance shall be in the form of the "Mortgage Banker's Blanket Bond" and shall protect and insure the Servicer against losses, including losses arising by virtue of any Mortgage Loan not being satisfied in accordance with the procedures set forth in Section 6.02 and/or losses resulting from or arising in connection with forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of or by such Persons. Such Fidelity Bond shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.11 requiring the Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Guide or by Freddie Mac in the Freddie Mac Servicing Guide. The Servicer shall cause to be delivered to the Owner upon request: (i) a certified true copy of the Fidelity Bond and insurance policy; and (ii) a written statement from the surety and the insurer that such Fidelity Bond or insurance policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Owner.

     Section 4.12 Realization Upon Specially Serviced Mortgage Loans and REO Properties

     With respect to any Specially Serviced Mortgage Loan, the Owner shall have the right to direct the Servicer, and the Servicer shall otherwise be obligated, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default and as to which (a) in the reasonable judgment of the Servicer, no satisfactory arrangements can, in accordance with prudent lending practices, be made for collection of delinquent payments pursuant to Section 4.01 and (b) such foreclosure or other conversion is otherwise in accordance with Section 4.01. The Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration, repair, protection or maintenance of any property unless it shall determine that such expenses will be recoverable to it as Servicing Advances either through Liquidation Proceeds or through Insurance Proceeds (in accordance with Section 4.05) or from any other source relating to the Specially Serviced Mortgage Loan. The Servicer shall be required to advance funds for all other costs and expenses incurred by it in any such foreclosure proceedings; provided that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property, as contemplated by Section 4.05.

     Upon any Mortgaged Property becoming an REO Property, the Servicer shall promptly notify the Owner thereof, specifying the date on which such Mortgaged Property became an REO Property. Pursuant to its efforts to sell such REO Property, the Servicer shall, either itself or through an agent selected by it, protect and conserve such REO Property in accordance with the Servicing Standard and may, subject to Section 4.01(3)(c) and incident to its conservation and protection of the interests of the Owner, rent the same, or any part thereof, for the period to the sale of such REO Property.

     Notwithstanding anything to the contrary contained herein, the Owner shall not, and the Servicer shall not on the Owner's behalf, acquire any real property (or personal property incident to such real property) except in connection with a default or a default that is imminent on a Mortgage Loan. If the Owner acquires any real property (or personal property incident to such real property) in connection with such a default, then such property shall be disposed of by the Servicer in accordance with this Section and Section 4.13 as soon as possible but in no event later than 3 years after its acquisition by the Servicer on behalf of the Owner, unless the Servicer obtains, at the expense of the Owner, in a timely fashion an extension from the Internal Revenue Service for an additional specified period.

     If, in the exercise of its servicing obligations with respect to any Mortgaged Property hereunder, the Servicer deems it is necessary or advisable to obtain an Environmental Assessment, then the Servicer shall so obtain an Environmental Assessment, it being understood that all reasonable costs and expenses incurred by the Servicer in connection with any such Environmental Assessment (including the cost thereof) shall be deemed to be Servicing Advances recoverable by the Servicer pursuant to Section 4.13(3). Such Environmental Assessment shall (a) assess whether (1) such Mortgaged Property is in material violation of applicable Environmental Laws or (2) after consultation with an environmental expert, taking the actions necessary to comply with applicable Environmental Laws is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions, and (b) identify whether (1) any circumstances are present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or re mediation could be required under any federal, state or local law or regulation, or (2) if such circumstances exist, after consultation with an environmental expert, taking such actions is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. (The conditions described in the immediately preceding clauses (a) and (b) shall be referred to herein as "Environmental Conditions Precedent to Foreclosure.") If any such Environmental Assessment so warrants, the Servicer is hereby authorized to and shall perform such additional environmental testing as it deems necessary and prudent to establish the satisfaction of the foregoing Environmental Conditions Precedent to Foreclosure or to proceed as set forth below (such additional testing thereafter being included in the term "Environmental Assessment ").

     If an Environmental Assessment deemed necessary or advisable by the Servicer in accordance with this Section 4.12 establishes that any of the Environmental Conditions Precedent to Foreclosure is not satisfied with respect to any Mortgaged Property, but the Servicer in good faith reasonably believes that it is in the best economic interest of the Owner to proceed against such Mortgaged Property and, if title thereto is acquired, to take such remedial, corrective or other action with respect to the unsatisfied condition or conditions as may be prescribed by applicable law to satisfy such condition or conditions, then the Servicer shall so notify the Owner. If, pursuant to Section 4.01(3)(c), the Owner is deemed to have accepted Servicer's recommendation to proceed against such Mortgaged Property, then the Servicer shall so proceed. The cost of any remedial, corrective or other action contemplated by the preceding sentence in respect of any of the Environmental Conditions Precedent to Foreclosure that is not satisfied shall not be an expense of the Servicer and the Servicer shall not be required to expend or risk its own funds or otherwise incur any financial liability in connection with any such action.

     If an Environmental Assessment deemed necessary or advisable by the Servicer in accordance with this Section 4.12 establishes that any of the Environmental Conditions Precedent to Foreclosure is not satisfied with respect to any Mortgaged Property and, in accordance with Section 4.01(3)(c), the Owner elects or is deemed to have elected not to proceed against such Mortgaged Property, then the Servicer shall, subject to Section 4.01(3)(c), take such action as it deems to be in the best economic interest of the Owner (other than proceeding against the Mortgaged Property or directly or indirectly becoming the owner or operator thereof) as determined in accordance with the Servicing Standard and is hereby authorized at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage.

     Prior to the Servicer taking any action with respect to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or re mediation could be required under any federal, state or local law or regulation on any Mortgaged Property, the Servicer shall request the approval of the Owner in accordance with Section 4.01(3)(c) and, if such action is deemed approved by the Owner, (a) keep the Owner apprised of the progress of such action; and (b) take such action in compliance with all applicable Environmental Laws.

     Section 4.13 Management of REO Properties

     If title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure (each, an "REO Property"), the deed or certificate of sale shall be taken in the name of the Owner or the Person designated by the Owner. The Servicer (acting alone or through a subservicer or managing agent specializing in the disposition of REO Properties), on behalf of the Owner, shall, subject to Section 4.01(3)(c), dispose of any REO Property pursuant to
Section 4.12. Promptly following any acquisition by the Owner (through the Servicer ) of an REO Property, the Servicer shall obtain a narrative appraisal thereof (at the expense of the Owner) in order to determine the fair market value of such REO Property. The Servicer shall also cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter, and Servicer shall be entitled to be reimbursed for expenses in connection therewith in accordance with this Agreement. The Servicer shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Mortgage File and copies thereof shall be forwarded by the Servicer to the Owner. Notwithstanding anything to the contrary contained herein, if a REMIC election has been or is to be made with respect to the arrangement under which the Mortgage Loans and the REO Properties are held, then the Servicer shall manage, conserve, protect and operate each REO Property in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 86OG(a)(8) of the Code or result in the receipt by such REMIC of any "income from non-permitted assets" within the meaning of Section 86OF(a)(2)(B) or any "net income from foreclosure property" within the meaning of Section 86OG(c)(2) of the Code (or comparable provisions of any successor or similar legislation).

     The Servicer shall deposit and hold all revenues and funds collected and received in connection with the operation of each REO Property in the Collection Account, and the Servicer shall account separately for revenues and funds received or expended with respect to each REO Property.

     The Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement (and, in particular, Section 4.01(3)(c)), to do any and all things in connection with any REO Property as are consistent with the Servicing Standard. In connection therewith, the Servicer shall deposit or cause to be deposited within two (2) Business Day of receipt in the Collection Account all revenues and collections received or collected by it with respect to each REO Property, including all proceeds of any REO Disposition. Subject to Sections 4.05 and 4.07, the Servicer shall withdraw (without duplication) from the Collection Account and or Escrow Account, but solely from the revenues and collections received or collected by it with respect to a specific REO Property, such funds necessary for the proper operation, management and maintenance of such REO Property, including the following:

(1) all insurance premiums due and payable in respect of such REO Property;

(2) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

(3) all customary and reasonable costs and expenses necessary to maintain, repair, appraise, evaluate, manage or operate such REO Property (including the customary and reasonable costs incurred or assessed by any "managing agent" retained by the Servicer in connection with the maintenance, management or operation of such REO Property);

(4) all reasonable costs and expenses of restoration improvements, deferred maintenance and tenant improvements; and

(5) all other reasonable costs and expenses, including reasonable attorneys' fees, that the Servicer may suffer or incur in connection with its performance of its obligations under this Section (other than costs and expenses that the Servicer is expressly obligated to bear pursuant to this Agreement).

     To the extent that amounts on deposit in the Collection Account are insufficient for the purposes set forth in clauses (1) through (5) above, the Servicer shall, subject to Section 5.04, advance the amount of funds required to cover the shortfall with respect thereto. The Servicer shall promptly notify the Owner in writing of any failure by the Servicer to make a Servicing Advance of the type specified in clauses (1) or (2) above (irrespective of whether such Servicing Advance is claimed to be non-recoverable by the Servicer pursuant to
Section 5.04).

     Following the consummation of an REO Disposition, the Servicer shall remit to the Owner, in accordance with Section 5.01, any proceeds from such REO Disposition in the Collection Account following the payment of all expenses and Servicing Advances relating to the subject REO Property.

     Section 4.14 Sale of REO Properties

     The Servicer shall offer to sell any REO Property in the manner that is in the best interests of the Owner or other owner of the REO, but no later than the time determined by the Servicer to be sufficient to result in the sale of such REO Property on or prior to the time specified in Section 4.12. In accordance with the Servicing Standard, the Servicer or designated agent of the Servicer shall solicit bids and offers from Persons for the purchase of any Specially Serviced Mortgage Loan or REO Property.

     The Servicer shall act on behalf of the Owner in negotiating and taking any other action necessary or appropriate in connection with the sale of any Specially Serviced Mortgage Loan or REO Property, including the collection of all amounts payable in connection therewith. The Servicer shall manage and negotiate terms of sale on Specially Serviced Mortgage Loans or REO Properties with the same care, skill, prudence and diligence with which Servicer manages its own REO Properties. The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be promptly deposited in the Collection Account in accordance with Section 4.04.

     Section 4.15 Investment of Funds in the Collection Account

     The Servicer may direct any depository institution which holds the Collection Account to invest the funds in the Collection Account in one or more Permitted Investments bearing interest. All such Permitted Investments shall be held to maturity, unless payable on demand. In the event amounts on deposit in the Collection Account are at any time invested in a Permitted Investment payable on demand, the Servicer shall:

          (a) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

          (b) demand payment of all amounts due thereunder promptly upon determination by the Servicer or notice from the Owner that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Collection Account.

     All income and gain realized from investment of funds deposited in the Collection Account shall be for the benefit of the Servicer and shall be subject to its withdrawal in accordance with Section 4.05. The Servicer shall deposit in the Collection Account the amount of any loss incurred in respect of any Permitted Investment immediately upon realization of such loss.

     Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Owner may elect to take such action, or instruct the Servicer to take such action, as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings, at the expense of the Servicer.

     Section 4.16 MERS

     In the case of each MERS Mortgage Loan, the Servicer shall, as soon as practicable after the Owner's request (but in no event more than 30 days thereafter with respect to each Mortgage Loan that was a MERS Mortgage Loan as of the Effective Date, or 90 days thereafter with respect to each Mortgage Loan that was a MERS Eligible Mortgage Loan as of the Effective Date and subsequent to the Effective Date becomes a MERS Mortgage Loan), take such actions as are necessary to cause the Owner to be clearly identified as the owner of each MERS Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. Each of the Owner and the Servicer shall maintain in good standing its membership in MERS. In addition, Each of the Owner and the Servicer shall comply with all rules, policies and procedures of MERS, including the Rules of Membership, as amended, and the MERS Procedures Manual, as amended. With respect to all MERS Mortgage Loans serviced hereunder, the Servicer shall promptly notify MERS as to any transfer of beneficial ownership or release of any security interest in such Mortgage Loans. The Servicer shall cooperate with the Owner and any successor owner or successor servicer to the extent necessary to ensure that any transfer of ownership or servicing is appropriately reflected on the MERS system.

                                   ARTICLE V:
                         REPORTS; REMITTANCES; ADVANCES

     Section 5.01 Remittances

(1) On each Remittance Date, the Servicer shall remit to the Owner (a) all amounts credited to the Collection Account as of the close of business on the last day of the related Due Period (including (i) the amount of any Principal Prepayment, together with interest thereon at the related Remittance Rate to the end of the month in which prepayment of the related Mortgage Loan occurs except when such Principal Prepayment is received on the last day of the related Due Period in which case interest calculated at the related Remittance Rate to the end of the month in which prepayment of the related Mortgage Loan occurs shall not be remitted and (ii) all proceeds of any REO Disposition net of amounts payable to the Servicer pursuant to Section 4.13), net of charges against or withdrawals from the Collection Account in accordance with Section 4.05, which charges against or withdrawals from the Collection Account the Servicer shall make solely on such Remittance Date, plus (b) all Monthly Advances, if any, which the Servicer is obligated to remit pursuant to Section 5.03; provided that the Servicer shall not be required to remit, until the next following Remittance Date, any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the related Due Period.

(2) All remittances made to the Owner on each Remittance Date will be made to the Owner by wire transfer of immediately available funds according to the instructions that will be provided by Owner to the Servicer.

(3) With respect to any remittance received by the Owner after the Business Day on which such payment was due, the Servicer shall pay to the Owner interest on any such late payment at an annual rate equal to One-month LIBOR (as published in the Wall Street Journal) plus 200 basis points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Servicer to the Owner on the date such late payment is made and shall cover the period commencing with the Business Day on which such payment was due and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with such late payment. Neither the payment by the Servicer nor the acceptance by the Owner of any such interest shall be deemed an extension of time for payment or a waiver by the Owner of any Event of Default.

     Section 5.02 Reporting

     On or before the 5th Business Day following the Accounting Cut-off Date of each month during the term hereof, the Servicer shall deliver to the Owner monthly accounting reports in the form of Exhibits 5.02(a) through 5.02(i) attached hereto with respect to the most recently ended Due Period. Such monthly accounting reports shall include information as to the aggregate Unpaid Principal Balance of all Mortgage Loans, the scheduled amortization of all Mortgage Loans and the amount of any Principal Prepayments as of the most recent Accounting Cut-off Date. Such monthly reports shall be available by the Servicer for the Owner on Servicer's secured web-site. The Servicer shall provide training, secured access and password(s) to the Owner on the operation of the website.

     Utilizing resources reasonably available to the Servicer and to the extent the requested data is contained within the Servicer 's electronic systems without incurring any cost except the Servicer 's overhead and employees' salaries, the Servicer shall furnish to the Owner during the term of this Agreement such periodic, special or other reports, information or documentation, whether or not provided for herein, as shall be reasonably requested by the Owner with respect to Mortgage Loans or REO Properties (provided the Owner shall have given the Servicer reasonable notice and opportunity to prepare such reports, information or documentation), including any reports, information or documentation reasonably required to comply with any regulations of any governmental agency or body having jurisdiction over the Owner, all such reports or information to be as provided by and in accordance with such applicable instructions and directions as the Owner may reasonably request. If any of such reports, periodic, special or other reports, information or documentation are not customarily prepared by the Servicer or require that the Servicer program data processing systems to create the reports, information or documentation, then the Owner shall pay to the Servicer a fee mutually agreed to by the Owner and the Servicer taking into account the Servicer 's actual time and cost in preparing such reports, information or documentation. The Servicer agrees to execute and deliver all such instruments and take all such action as the Owner, from time to time, may reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

     Section 5.03 Monthly Advances by the Servicer

(1) Not later than the close of business on the Business Day immediately preceding each Remittance Date, the Servicer shall deposit in the Collection Account an amount equal to all Monthly Payments not previously advanced by the Servicer (with interest adjusted to the Remittance Rate) that were due on a Mortgage Loan and delinquent at the close of business on the related Determination Date. The Servicer may reduce the total amount to be deposited in the Collection Account as required by the foregoing sentence by the amount of funds in the Collection Account which are to be remitted to Owner on a Remittance Date or Dates subsequent to the related Due Period.

(2) The Servicer's obligations to make Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the Remittance Date prior to the Remittance Date for the remittance of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds or Condemnation Proceeds) with respect to the Mortgage Loan; provided that such obligation shall cease if the Servicer furnishes to the Owner an Officers' Certificate evidencing the determination by the Servicer in accordance with Section 5.04 that an advance with respect to such Mortgage Loan would constitute a Non-recoverable Advance.

(3) On the Business Day prior to the Remittance Date, the Servicer shall deposit into the Collection Account payments on account of Prepayment Interest Shortfall Amounts in an aggregate amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfall Amount for the related Remittance Date resulting solely from Principal Prepayments during the related Due Period, and
(ii) the total amount of the servicing compensation that would be payable to the Servicer if no Principal Prepayment was made during the Due Period related to such Remittance Date. Such payments shall be deposited into the Collection Account.

     Section 5.04 Non-recoverable Advances

     The determination by the Servicer that it has made a Non-recoverable Advance or that any Monthly Advance or Servicing Advance, if made, would constitute a Non-recoverable Advance shall be evidenced by an Officers' Certificate delivered to the Owner detailing the reasons for such determination.

     Section 5.05 Officer's Certificate

     The Servicer shall deliver to the Owner an Officer's Certificate in the form attached hereto as Exhibit 9 on the Initial Effective Date and upon Owner's reasonable request thereafter.

                                   ARTICLE VI:
                           GENERAL SERVICING PROCEDURE

     Section 6.01 Enforcement of Due-on-Sale Clauses, Assumption Agreements

(1) The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any " due-on-sale" clause applicable thereto; provided that the Servicer shall not exercise any such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Insurance Policy, if any.

(2) If the Servicer is prohibited from enforcing such "due-on-sale" clause, then the Servicer will attempt to enter into an assumption agreement with the Person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. (For purposes of this Section 6.01, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.)

(3) If the Servicer receives a request for any Mortgage Loan to be assumed, then the Servicer shall inquire into the creditworthiness of the proposed transferee and shall use the same underwriting criteria for approving the credit of the proposed transferee that are used with respect to underwriting mortgage loans of the same type as the Mortgage Loans. Where an assumption is allowed, the Servicer, with the prior written consent of the primary mortgage insurer, if any, and subject to the conditions of this Section 6.01(3), shall, and is hereby authorized to, enter into a substitution of liability agreement with the Person to whom the Mortgaged Property is proposed to be conveyed pursuant to which the original mortgagor is released from liability and such Person is substituted as mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement. In no event shall the Note Rate, the amount of the Monthly Payment or the final maturity date be changed. The Servicer shall notify the Owner that any such substitution of liability or assumption agreement has been completed by forwarding to the Owner the original of any such substitution of liability or assumption agreement, which document shall be added to the related Owner's Mortgage File and shall, for all purposes, be considered a part of such Owner's Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement shall be retained by the Servicer as additional compensation for servicing the Mortgage Loans.

     If the credit of the proposed transferee does not meet such underwriting criteria, then the Servicer shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

     Section 6.02 Satisfaction of Mortgages and Release of Mortgage Files

     Upon the payment in full of any Mortgage Loan, the Servicer will immediately notify the Owner by a certification of a Servicing Officer, which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 4.04 have been or will be so deposited and shall request delivery to it of the Owner's Mortgage File held by the Owner. Upon receipt of such certification and request, the Owner shall promptly release the related mortgage documents to the Servicer and the Servicer shall promptly prepare and process any satisfaction or release. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account.

     With the exception of short sales, if the Servicer satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage, or should it otherwise take such action which results in a reduction of the coverage under the Primary Insurance Policy, if any, then the Servicer shall promptly give written notice thereof to the Owner, and, within 10 Business Days following written demand therefor from the Owner to the Servicer, the Servicer shall repurchase the related Mortgage Loan by paying to the Owner the Repurchase Price therefor by wire transfer of immediately available funds directly to the Owner's Account.

     From time to time and as appropriate for the servicing or foreclosure of the Mortgage Loan, including for this purpose collection under any Primary Insurance Policy, the Owner shall, upon request of the Servicer and delivery to the Owner of a servicing receipt signed by a Servicing Officer, release the Owner's Mortgage File held by the Owner to the Servicer. Such servicing receipt shall obligate the Servicer to return the related mortgage documents to the Owner when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Owner's Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or nonjudicially, and the Servicer has delivered to the Owner a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Owner's Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and the Liquidation Proceeds were deposited in the Collection Account, the servicing receipt shall be released by the Owner to the Servicer.

     Section 6.03 Servicing Compensation

     As compensation for its services hereunder, the Servicer shall be entitled to retain from interest payments on the Mortgage Loans the amounts provided for as the Servicing Fee. The Servicing Fee in respect of a Mortgage Loan for a particular month shall become payable only upon the receipt by the Servicer from the Mortgagor of the full Monthly Payment in respect of such Mortgage Loan. Additional servicing compensation in the form of assumption fees, as provided in
Section 6.01, late payment charges, prepayment penalties and other servicer compensation for modifications, short sales as provided in Section 4.01(e), and other shall be retained by the Servicer to the extent not required to be deposited in the Collection Account. In the event that Liquidation Proceeds, Insurance Proceeds and proceeds from any REO Disposition exceed the Unpaid Principal Balance of such Mortgage Loan plus unpaid interest accrued thereon at a per annum rate equal to the related Remittance Rate, the Servicer shall be entitled to retain therefrom and pay to itself any Foreclosure Profits and any Servicing Fee considered to be accrued but unpaid. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein.

     Section 6.04 Annual Statement as to Compliance

     The Servicer will deliver to the Owner or the Owner's designee on or before March 15 of each year, beginning with March 15, 2006, an Officers' Certificate in the form of Exhibit 11 and an Officer's Certificate stating that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officers' supervision,
(ii) the Servicer has fully complied with the provisions of this Agreement and
(iii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

     Section 6.05 Annual Independent Certified Public Accountants' Servicing Report

     On or before February 28 of each year beginning February 28, 2006 the Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Owner to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans by the Servicer generally that include a sampling of the Mortgage Loans, the provisions of Article VI have been complied with and, on the basis of such an examination conducted substantially in accordance with the Uniform Single Attestation Program for Mortgage Bankers, such servicing has been conducted in compliance with this Agreement, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement.

     Section 6.06 Owner's Right to Examine Servicer Records

     The Owner shall have the right to examine and audit, during business hours or at such other times as are reasonable under applicable circumstances, upon 5 Business Days advance notice any and all of (i) the credit and other loan files relating to the Mortgage Loans or the Mortgagors, (ii) any and all books, records, documentation or other information of the Servicer (whether held by the Servicer or by another) relating to the servicing of the Mortgage Loans and (iii) any and all books, records, documentation or other information of the Servicer (whether held by the Servicer or by another) that are relevant to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement; provided that in the case of an Event of Default hereunder, such advance notice shall not be required. The Servicer shall be obligated to make the foregoing information available to the Owner at the site where such information is stored; provided that the Owner shall be required to pay all reasonable costs and expenses incurred by the Servicer in making such information available.

                                  ARTICLE VII:
                     REPORTS TO BE PREPARED BY THE SERVICER

     Section 7.01 Financial Statements

     The Servicer understands that, in connection with marketing the Mortgage Loans, the Owner may make available to any prospective Owner of the Mortgage Loans the Servicer 's audited financial statements for its fiscal year 2003 and its audited financial statements for fiscal year 2004, together with any additional statements provided pursuant to the next sentence. During the term hereof, the Servicer will deliver to the Owner audited financial statements for each of its fiscal years following the Effective Date and all other financial statements prepared following the Effective Date to the extent any such statements are available upon request to the public at large.

     The Servicer also agrees to make available upon reasonable notice and during normal business hours to any prospective purchasers of the Mortgage Loans a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Servicer or the financial statements of the Servicer which may affect, in any material respect, the Servicer 's ability to comply with its obligations under this Agreement, and to permit any prospective purchasers upon reasonable notice and during normal business hours to inspect the Servicer 's servicing facilities for the purpose of satisfying such prospective purchasers that the Servicer has the ability to service the Mortgage Loans in accordance with this Agreement.

                                  ARTICLE VIII:
                                  THE SERVICER

     Section 8.01 Indemnification; Third Party Claims

     (a) The Servicer shall indemnify and hold harmless the Owner, its directors, officers, agents, employees, and assignees (each, an "Indemnified Party") from and against any costs, damages, expenses (including reasonable attorneys' fees and costs, irrespective of whether or not incurred in connection with the defense of any actual or threatened action, proceeding, or claim), fines, forfeitures, injuries, liabilities or losses ("Losses") suffered or sustained in any way by any such Person, no matter how or when arising (including Losses incurred or sustained in connection with any judgment, award, or settlement), in connection with or relating to (i) a breach by the Servicer of any of its representations and warranties contained in
Article II or (ii) a breach by the Servicer of any of its covenants and other obligations contained herein including any failure to service the Mortgage Loans in compliance with the terms hereof and in accordance with the standard of care in Section 4.01. The Servicer shall immediately (i) notify the Owner if a claim is made by a third party with respect to this Agreement, any Mortgage Loan and/or any REO Property for which the Servicer is required to indemnify the Owner pursuant to this Section 8.01(a), (ii) assume (with the prior written consent of the Owner) the defense of any such claim and pay all expenses in connection therewith, including attorneys' fees, and (iii) promptly pay, discharge and satisfy any judgment, award, or decree that may be entered against it or the Owner in respect of such claim. Nothing contained herein shall prohibit the Owner, at its expense, from retaining its own counsel to assist in any such proceedings or to observe such proceedings; provided that the Servicer shall not be obligated to pay or comply with any settlement to which it has not consented.

     (b) The Servicer shall immediately (i) notify the Owner if a claim is made by a third party with respect to this Agreement, any Mortgage Loan and/or any REO Property for which the Servicer is not obligated to indemnify the Owner pursuant to Section 8.01(a), (ii) assume (with the prior written consent of the Owner) the defense of any such claim and pay all expenses in connection therewith, including attorneys' fees, and (iii) promptly pay, discharge and satisfy any judgment, award, or decree that may be entered against it or the Owner in respect of such claim. Nothing contained herein shall prohibit the Owner, at its expense, from retaining its own counsel to assist in any such proceedings or to observe such proceedings; provided that the Servicer shall not be obligated to pay or comply with any settlement to which it has not consented. The Servicer shall be reimbursed from amounts on deposit in the Collection Account for all amounts advanced by it pursuant to the second preceding sentence except when the claim in any way relates to the Servicer's indemnification pursuant to Section 8.01(a).

     Section 8.02 Merger or Consolidation of the Servicer

     The Servicer will keep in full effect its existence, rights and franchises as a corporation, under the laws of the state of its organization and will obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

     Any Person into which a Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation (including by means of the sale of all or substantially all of such Servicer's assets to such Person) to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that, unless otherwise consented to by the Owner, the successor or surviving Person, in the case of a merger or consolidation, etc. of the Servicer, shall be an institution qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and shall not cause a rating on any security backed by a

Mortgage Loan to be downgraded and shall satisfy the requirements of Section
11.01 with respect to the qualifications of a successor to such Servicer.

     Section 8.03 Limitation on Liability of the Servicer and Others

     Neither the Servicer nor any of the officers, employees or agents of the Servicer shall be under any liability to the Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement or pursuant to the express written instructions of the Owner, or for errors in judgment made in good faith; provided that this provision shall not protect the Servicer or any such Person against any breach of warranties or representations made herein, or failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith, gross negligence or any breach in the performance of the obligations and duties hereunder. The Servicer and any officer, employee or agent of the Servicer may rely in good faith on any document of any kind reasonably believed by the Servicer or such Person to be genuine and prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

     The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties hereunder and which in its opinion may involve it in any expense or liability; provided that the Servicer may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Servicer shall be entitled to be reimbursed therefor out of the Collection Account. This indemnity shall survive termination of this Agreement.

     Section 8.04 Servicer Not to Resign

     With respect to the retention by the Servicer of the servicing of the Mortgage Loans and the REO Properties hereunder, the Servicer acknowledges that the Owner has acted in reliance upon the Servicer's independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Consequently, the Servicer shall not assign the servicing rights retained by it hereunder to any third party nor resign from the obligations and duties hereby imposed on it except (i) in the case of a partial or complete assignment of the servicing rights to one or more servicers that are Fannie Mae- or Freddie Mac-approved, or (ii) 5 Business Days following any determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any determination permitting the transfer of the servicing rights or the resignation of the Servicer under Subsection (ii) hereof shall be evidenced by an opinion of counsel to such effect delivered to the Owner, which opinion of counsel shall be in form and substance reasonably acceptable to the Owner.

                                   ARTICLE IX:
                                     DEFAULT

     Section 9.01 Events of Default

     In case one or more of the following events shall occur and be continuing:

(1) any failure by the Servicer to remit to the Owner any payment required to be made under the terms of this Agreement which continues unremedied for a period of 2 Business Days unless such failure to remit is due to a cause beyond the Servicer 's control, including an act of God, act of civil, military or governmental authority, fire, epidemic, flood, blizzard, earthquake, riot, war, or sabotage, provided that the Servicer gives the Owner notice of such cause promptly and uses its reasonable efforts to correct such failure to remit and does so remit within 1 Business Day following the end of the duration of the cause of such failure to remit;

(2) any failure on the part of the Servicer duly to observe or perform in any material respect any of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the the Servicer by the Owner.

(3) any filing of an Insolvency Proceeding by or on behalf of the Servicer, any consent by or on behalf of the Servicer to the filing of an Insolvency Proceeding against the Servicer, or any admission by or on behalf of the Servicer of its inability to pay its debts generally as the same become due;

(4) any filing of an Insolvency Proceeding against the Servicer that remains undismissed or unstayed for a period of 60 days after the filing thereof;

(5) any issuance of any attachment or execution against, or any appointment of a conservator, receiver or liquidator with respect to, all or substantially all of the assets of the Servicer;

(6) any failure or inability of the Servicer to be eligible to service Mortgage Loans for Fannie Mae or Freddie Mac;

(7) any sale, transfer, assignment, or other disposition by the Servicer of all or substantially all of its property or assets to a Person who does not meet the qualifications enumerated or incorporated by reference into Section 8.02, any assignment by the Servicer of this Agreement or any of a Servicer's/Servicer's rights or obligations hereunder except in accordance with Section 8.04, or any action taken or omitted to be taken by the Servicer in contemplation or in furtherance of any of the foregoing, without the consent of the Owner; or

(8) any failure by the Servicer to be in compliance with applicable "doing business" or licensing laws of any jurisdiction where Mortgaged Property is located;

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Owner, by notice in writing to the Servicer may, in addition to whatever rights the Owner may have at law or in equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof subject to
Section 11.01, without the Owner's incurring any penalty or fee of any kind whatsoever in connection therewith; provided that, upon the occurrence of an Event of Default under Subsection (3), (4) or (5) of this Section 9.01, this Agreement and all authority and power of the Servicer hereunder (whether with respect to the Mortgage Loans, the REO Properties or otherwise) shall automatically cease. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement (whether with respect to the Mortgage Loans or otherwise) shall cease. Notwithstanding the occurrence of an Event of Default, the Servicer shall be entitled to all amounts due to such party and remaining unpaid on such date of termination.

                                   ARTICLE X:
                   TERMINATION AND TRANSFER OF MORTGAGE LOANS

     Section 10.01 Term and Termination

(1) The servicing obligations of the Servicer under this Agreement may be terminated as provided in Section 9.01 hereof.

(2) In any case other than as provided under Subsection (1) hereof, the obligations and responsibilities of the Servicer hereunder shall terminate upon:
(a) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Property and the remittance of all funds due hereunder; or (b) the mutual written consent of the Servicer and the Owner.

(3) Upon any termination of this Agreement or the servicing obligations of the Servicer hereunder, then the Servicer shall prepare, execute and deliver all agreements, documents and instruments, including all Servicer Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect such termination, all at the Servicer 's sole expense. In any such event, the Servicer agrees to cooperate with the Owner in effecting the termination of the Servicer 's servicing responsibilities hereunder, including the transfer to the Owner or its designee for administration by it of all cash amounts which shall at the time be contained in, or credited by the Servicer to, the Collection Account and/or the Escrow Account or thereafter received with respect to any Mortgage Loan or REO Property.

     Section 10.02 Removal of Mortgage Loans from Inclusion under this Agreement Upon a Whole Loan Transfer or a Pass-Through Transfer on One or More Reconstitution Dates.

     The Servicer and the Owner agree that with respect to some or all of the Mortgage Loans, the Owner may effect either one or more Whole Loan Transfers and/or one or more Pass-Through Transfers, retaining the Servicer as the servicer thereof or subservicer if a master servicer is employed. At the election of the Owner, from and after the Reconstitution Date, the Mortgage Loans transferred shall remain covered by this Agreement, insofar as the Servicer shall continue to service such Mortgage Loans on behalf of the Owner in accordance with the terms and provisions of this Agreement or shall be subject to a pooling and servicing agreement or a subservicing agreement containing customary secondary market servicing provisions with respect to mortgage loans that are subject to a rated mortgage loan securitization.

     With respect to each Whole Loan Transfer or Pass-Through Transfer, as the case may be, entered into by the Owner, the Servicer agrees:

     (1) to cooperate fully with the Owner and any prospective purchaser with respect to all reasonable requests and due diligence procedures and with respect to the preparation (including, but not limited to, the endorsement, delivery, assignment, and execution) of the Mortgage Loan Documents and other related documents, provided that the Owner shall pay all preparation and recording costs associated therewith, and with respect to servicing requirements reasonably requested by the rating agencies and credit enhancers;

     (2) to execute all Reconstitution Agreements provided that each of the Servicer and the Owner is given an opportunity to review and reasonably negotiate in good faith the content of such documents not specifically referenced or provided for herein (including any reporting requirements in such Reconstitution Agreements to the extent they are inconsistent with or additional to the requirements set forth in Section 5.02 hereof) and provided further that such Reconstitution Agreements create no greater obligation or cost on the part of the Servicer than otherwise set forth in this Agreement. The Servicer shall retain a Servicing Fee at a rate per annum no less than the rate provided for herein;

     (3) with respect to any Whole Loan Transfer or Pass-Through Transfer, the Servicer shall make the representations and warranties in Section 2.01 regarding the Servicer;

     (4) provide a Sarbanes-Oxley certification in the form of Exhibit 11 or such other form as is appropriate to reflect any changes in applicable law;

     (5) provide as applicable any and all information and appropriate verification of information which may be reasonably available to the Servicer, including the Servicer's foreclosure and delinquency experience, whether through letters of its auditors and counsel or otherwise, as the Owner shall request and indemnify the Owner for any material misstatements or omissions contained in the information provided pursuant to this clause (4), provided that the Owner shall also provide indemnification to the Servicer, it successors or assigns, with respect to the accuracy of all other information the Owner may disclose in any securitization offering materials; and

     (6) to deliver to the Owner, and to any Person designated by the Owner, such legal documents and Opinions of Counsel as are customarily delivered by servicers and reasonably determined by the Owner to be necessary in connection with Whole Loan Transfers or Pass-Through Transfers, as the case may be, such Opinions of Counsel for a Pass-Through Transfer to be in the form reasonably acceptable to the Owner, it being understood that the cost of any opinions of outside special counsel that may be required for a Whole Loan Transfer or Pass-Through Transfer, as the case may be, shall be the responsibility of the Owner;

     All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer or Pass-Through Transfer shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect. The Owner shall reimburse the Servicer for all reasonable out-of-pocket expenses, including attorneys' fees, incurred by the Servicer in connection with any

Whole Loan Transfer or Pass-Through Transfer.

     Section 10.03 Transfer of Mortgage Loans

     Subject to the provisions of this Section 10.03, the Owner shall have the right, without the consent of the Servicer, at any time and from time to time, to assign any of the Mortgage Loans and all or any part of its interest under this Agreement and designate any person to exercise any rights of the Owner hereunder, and the assignees or designees shall accede to the rights and obligations hereunder of the Owner with respect to such Mortgage Loans. All of the provisions of this Agreement shall inure to the benefit of the Owner and any such assignees or designees. All references to the Owner shall be deemed to include its assignees or designees.

     The Servicer shall cooperate in any such assignment of the Mortgage Loans and this Agreement; provided that the Owner shall bear all reasonable out-of-pocket costs associated with any such assignment of the Mortgage Loans and this Agreement. The Servicer and Owner agree that in no event will the Servicer be required to remit funds or make available via Servicer's website remittance reports to more than two (2) Persons (not including the Servicer or any Affiliate or transferee thereof) at any given time with respect to any Mortgage Loans sold on a single date.

     The Servicer and the Owner acknowledge that the Servicer shall continue to remit payments to the Owner on the Remittance Date after the transfer of the Mortgage Loans, unless the Servicer was notified in writing of the new record owner of the Mortgage Loans 3 Business Days prior to the Record Date, in which case, the Servicer shall remit to the new record owner (or trustee or master servicer, as the case may be) of the Mortgage Loans.

     The Servicer shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Servicer shall note transfers of Mortgage Loans. The Owner may, subject to the terms of this Agreement, sell and transfer any or all of the Mortgage Loans; provided that no such sale and transfer shall be binding upon the Servicer unless such transferee shall agree in writing to be bound by the terms of this Agreement and an Assignment, Assumption and Recognition Agreement, in substantially the form of
Exhibit 2.05 attached hereto, and an executed copy of such Assignment, Assumption and Recognition Agreement shall have been delivered to the Servicer. The Servicer shall evidence its acknowledgment of any transfers of the Mortgage Loans to any assignees of the Owner by executing such Assignment, Assumption and Recognition Agreement. The Servicer shall mark its books and records to reflect the ownership of the Mortgage Loans by any such assignees, and the previous Owner shall be released from its obligations hereunder accruing after the date of transfer to the extent such obligations relate to Mortgage Loans sold by the Owner. This Agreement shall be binding upon and inure to the benefit of the Owner and the Servicer and their permitted successors, assignees and designees.

     Section 10.04 Survival

     Notwithstanding anything to the contrary contained herein, the representations and warranties of the parties contained herein and in any certificate or other instrument delivered pursuant hereto, as well as the other covenants hereof (including those set forth in Section 8.01) that, by their terms, require performance after the termination by this Agreement, shall survive the delivery and payment for the Mortgage Loans on each Effective Date as well as the termination of this Agreement and shall inure to the benefit of the parties, their successors and assigns. The Servicer further agrees that the representations, warranties and covenants made by the Servicer herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by Owner notwithstanding any investigation heretofore made by Owner or on Owner's behalf.

                                   ARTICLE XI:
                               GENERAL PROVISIONS

     Section 11.01 Successor to the Servicer

     Upon the termination of the Servicer 's servicing responsibilities and duties under this Agreement pursuant to Section 8.04, 9.01, or 10.01, the Owner shall (i) succeed to and assume all of the Servicer 's responsibilities, rights, duties and obligations under this Agreement or (ii) appoint a successor servicer which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of the Servicer 's responsibilities, duties and liabilities under this Agreement; provided, however, that in the case of any assignment by the Servicer of the servicing rights pursuant to clause (i) of the second sentence of Section 8.04, any related assignee of such servicing rights shall succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement with respect to the Mortgage Loans to be serviced by such assignee. If the Servicer 's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, then the Servicer shall continue to discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof (if applicable) all on the terms and conditions contained herein and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The termination of the Servicer 's servicing responsibilities pursuant to any of the aforementioned Sections shall not, among other things, relieve the Servicer of its obligations pursuant to
Section 8.01 or the representations and warranties or other obligations and the remedies available to the Owner under the various provisions of this Agreement. In addition, such termination shall not affect any claims that the Owner may have against the Servicer arising prior to any such termination.

     The Servicer shall promptly deliver to the successor the funds in the Collection Account and the Escrow Account and the Mortgage Files and related documents and statements held by it hereunder and the Servicer shall account for all funds. The Servicer shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liability of the Servicer. The successor shall make such arrangements as it may deem appropriate to reimburse the Servicer for unrecovered Servicing Advances which the successor retains hereunder and which could otherwise have been recovered by the Servicer pursuant to this Agreement but for the appointment of the successor Servicer.

     Section 11.02 Governing Law

     This Agreement is to be governed by, and construed in accordance with the internal laws of the State of New York without giving effect to principles of conflicts of laws (other than Section 5-1401 of the General Obligations Laws). The obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section 11.03 Notices

     Any notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given if personally delivered, sent by courier with delivery against signature therefor, mailed by registered mail, postage prepaid, and return receipt requested or transmitted by telex, telegraph or telecopier and confirmed by a similar writing mailed or sent by courier as provided above, to (i) in the case of the Owner, Taberna Realty Holdings Trust, 1818 Market Street, Philadelphia, Pennsylvania 19103, Attention:
Jack Salmon, with a copy to Raphael Licht, (ii) in the case of the Servicer, PHH Mortgage Corporation, 3000 Leadenhall Road, Mt. Laurel, NJ 08054, Attention:
Vice President, Servicing, or such other address as may hereafter be furnished by a party to the other party.

     Section 11.04 Severability of Provisions

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, the invalidity of any such covenant, agreement, provision or term of this Agreement shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     Section 11.05 Schedules and Exhibits

     The schedules and exhibits that are attached to this Agreement are hereby incorporated herein and made a part hereof by this reference.

     Section 11.06 General Interpretive Principles

     For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(2) any reference in this Agreement to this Agreement or any other agreement, document, or instrument shall be a reference to this Agreement or any other such agreement, document, or instrument as the same has been amended, modified, or supplemented in accordance with the terms hereof and thereof (as applicable);

(3) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(4) references herein to "Articles," "Sections," "Subsections," "Paragraphs, " and other subdivisions without reference to a document are to designated articles, sections, subsections, paragraphs and other subdivisions of this Agreement, unless the context shall otherwise require;

(5) a reference to a subsection without further reference to a section is a reference to such subsection as contained in the same section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(6) a reference to a "day" shall be a reference to a calendar day;

(7) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(8) the terms "include" and "including" shall mean without limitation by reason of enumeration.

     Section 11.07 Waivers and Amendments, Noncontractual Remedies; Preservation of Remedies

     This Agreement may be amended, superseded, canceled, renewed or extended and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance. No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

     Section 11.08 Captions

     All section titles or captions contained in this Agreement or in any schedule or exhibit annexed hereto or referred to herein, and the table of contents to this Agreement, are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

     Section 11.09 Counterparts; Effectiveness

     This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. This Agreement shall become effective as of the date first set forth herein upon the due execution and delivery of this Agreement by each of the parties hereto.

     Section 11.10 Entire Agreement; Amendment

     This Agreement (including the schedules and exhibits annexed hereto or referred to herein), the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements, written or oral, with respect thereto. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the authorized representatives of the parties hereto.

     Section 11.11 Further Assurances

     Each party hereto shall take such additional action as may be reasonably necessary to effectuate this Agreement and the transactions contemplated hereby. The Servicer will promptly and duly execute and deliver to the Owner such documents and assurances and take such further action as the Owner may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of the Owner.

IN WITNESS WHEREOF, the Servicer and the Owner have caused their names to be signed hereto by their respective officers as of the date first written above.

TABERNA REALTY HOLDINGS TRUST


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


PHH MORTGAGE CORPORATION


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                  EXHIBIT 2.05

            FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

     THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT (this "Assignment"), dated of _________ __, 2004, is entered into among [______________], a
___________________ (the "Assignee"), Taberna Realty Holdings Trust (the "Assignor") and PHH Mortgage Corporation, as the servicer (the "Servicer").

                                    RECITALS

     WHEREAS the Assignor and the Servicer have entered into a certain Mortgage Loan Servicing Agreement, dated as of October 1, 2005 (as amended or modified to the date hereof, the "Agreement"), pursuant to which the Servicer has agreed to service certain Mortgage Loans pursuant to the terms of the Agreement for the benefit of the Owner; and

     WHEREAS the Assignee has agreed, on the terms and conditions contained herein, to purchase from the Assignor [certain] [all] of the Mortgage Loans (the "Specified Mortgage Loans") which are subject to the provisions of the Agreement and are listed on the mortgage loan schedule attached as Exhibit I hereto (the "Specified Mortgage Loan Schedule");

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

1. Assignment and Assumption

     (a) On and as of the date hereof, the Assignor hereby sells, assigns and transfers to the Assignee all of its right, title and interest in the Specified Mortgage Loans and all rights related thereto as provided under the Agreement to the extent relating to the Specified Mortgage Loans, the Assignee hereby accepts such assignment from the Assignor, and the Servicer hereby acknowledges such assignment and assumption.

     (b) On and as of the date hereof, the Assignor represents and warrants to the Assignee that the Assignor has not taken any action that would serve to impair or encumber the Assignee's ownership interests in the Specified Mortgage Loans since the date of the Assignor's acquisition of the Specified Mortgage Loans.

2. Recognition of Assignee

     From and after the date hereof, both the Assignee and the Servicer shall note the transfer of the Specified Mortgage Loans to the Assignee in their respective books and records and shall recognize the Assignee as the owner of the Specified Mortgage Loans, and Servicer shall service the Specified Mortgage Loans for the benefit of the Assignee pursuant to the Agreement, the terms of which are incorporated herein by reference. From and after the date hereof, Assignor shall have no further obligations under the Agreement with respect to the Specified Mortgage Loans. It is the intention of the Servicer, the Assignee and the Assignor that the Assignment shall be binding upon and inure to the benefit of the Assignee and the Assignor and their successors and assigns.

3. Representations, Warranties and Covenants.

     (a) The Assignee represents and warrants that it is a sophisticated investor able to evaluate the risks and merits of the transactions contemplated hereby, and that it has not relied in connection therewith upon any statements or representations of the Servicer or the Assignor other than those contained in the Agreement or this Assignment.

     (b) Each of the parties hereto represents and warrants that it is duly and legally authorized to enter into this Assignment.

     (c) Each of the parties hereto represents and warrants that this Assignment has been duly authorized, executed and delivered by it and (assuming due authorization, execution and delivery thereof by each of the other parties hereto) constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     (d) The Assignee agrees to be bound, as "Owner", by all of the terms, covenants and conditions of the Agreement with respect to the Specified Mortgage Loans, and from and after the date hereof, the Assignee assumes for the benefit of each of the Servicer and the Assignor all of the Assignor's obligations as "Owner" thereunder, with respect to the Specified Mortgage Loans.

4. Continuing Effect

     Except as contemplated hereby, the Agreement shall remain in full force and effect in accordance with its terms.

5. Governing Law

     This Assignment and the rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the State of New York.

6. Notices

     Any notices or other communications permitted or required under the Agreement to be made to the Assignee shall be made in accordance with the terms of the Agreement and shall be sent to the Assignee as follows:
[_____________________], or to such other address as may hereafter be furnished by the Assignee to the parties in accordance with the provisions of the Agreement.

7. Counterparts

     This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

8. Definitions

     Any capitalized term used but not defined in this Agreement has the same meaning as in the Agreement.

                   [Assignment continues with signature page]

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment the day and year first above written.

                                        ASSIGNOR:

                                        TABERNA REALTY HOLDINGS TRUST


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        ASSIGNEE:


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        SERVICER:

                                        PHH MORTGAGE CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    Exhibit 9

                            PHH MORTGAGE CORPORATION

                        ASSISTANT SECRETARY'S CERTIFICATE

          I, ____________________, hereby certify that:

          1. I am a duly elected, qualified and acting Assistant Secretary of PHH Mortgage Corporation (the "Company"), a New Jersey corporation, and as such have access to the Company's corporate records and am familiar with the matters herein certified.

          2. Attachment A hereto is a true and correct copy of resolutions duly adopted by the board of Directors of the Company on December 20, 1993, and such resolutions are in full force and effect on and as of the date hereof, not having been amended, altered or repealed, and such resolutions are duly filed with the records of the Board of Directors.

          3. The following documents have been reviewed and, where applicable, executed and delivered by the Company pursuant to and in accordance with the resolutions set forth in Attachment A:

          (a) Mortgage Loan Servicing Agreement, dated as of October 1, 2005 (the "Agreement") between Taberna Realty Holdings Trust as Owner, and PHH Mortgage Corporation, as Servicer, providing for the servicing of Mortgage Loans by the Servicer for the benefit of the Owner.

          4. Each person who, as a manager or officer of the Company, has signed manually or by facsimile any and all documents delivered by the Servicer in connection with the execution and delivery of Agreement, was duly elected or appointed, qualified and acting as such manager or officer at the respective times of such signing and delivery, and the signatures of such persons appearing on such documents or instruments are their genuine signatures.

          5. Attachment B hereto is a true, correct and complete copy of the Bylaws and Articles of Incorporation of the Company, and all amendments thereto, which are in full force and effect as of the date hereof.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of the Company as of this __th day of _____ 200_.


                                        ----------------------------------------

                                   EXHIBIT 10

                              FORM OF TERMS LETTER

                                                          [DATE]

PHH Mortgage Corporation
3000 Leadenhall Road
Mount Laurel, New Jersey 08054

You are hereby notified that as of [DATE] (the "Effective Date"), the mortgage loans listed on the attached schedule (the "Mortgage Loans") shall be subject to the terms and conditions of the Mortgage Loan Servicing Agreement, dated as of October 1, 2005, between PHH Mortgage Corporation, as servicer and Taberna Realty Holdings Trust, as owner (the "Servicing Agreement"). You agree to service such Mortgage Loans from and after the Effective Date as Mortgage Loans under the certain Servicing Agreement for the benefit of the Owner.

                                        TABERNA REALTY HOLDINGS TRUST, as Owner


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


Confirmed and Agreed to:

PHH MORTGAGE CORPORATION, as Servicer


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                    EXHIBIT A

                                 MORTGAGE LOANS

                             [Intentionally Omitted]

                                   EXHIBIT 11

                      FORM OF SARBANES-OXLEY CERTIFICATION

I, Martin Foster, certify to [Owner or][Master Servicer Name], in connection with [Insert name and date of applicable contract and/or name of securitization deal] (the "Agreement"), that I am a duly elected Senior Vice President of PHH Mortgage Corporation, a corporation organized under the laws of the State of New Jersey (the "Servicer") and further as follows:

(i) To the best of my knowledge, the information in the Annual Statement of Compliance, and the Annual Independent Public Accountant's Servicing Report and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted to the [Owner or] [Master Servicer] by the Servicer, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading, as of the last day of the period covered by the Annual Statement of Compliance;

(ii) To the best of my knowledge, the servicing information required to be provided to the Master Servicer by the Servicer under the Agreement has been provided to the Master Servicer;

(iii) I am responsible for reviewing the activities performed by the Servicer under this Agreement and based upon the review required by this Agreement, and except as disclosed in the Annual Statement of Compliance, the Annual Independent Public Accountant's Servicing Report, or otherwise disclosed in a writing submitted to the Master Servicer, the Servicer has, as of last day of the period covered by the Annual Statement of Compliance, fulfilled its obligations under this Agreement; and

(iv) I have disclosed to the Master Servicer all significant deficiencies relating to the Servicer 's compliance with the minimum servicing standards as determined in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers as set forth in this Agreement.

Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Agreement.

                                        PHH Mortgage Corporation


                                        By:
                                            ------------------------------------
                                            Martin Foster
                                            Senior Vice President
                                            Date:
                                                  ---------------

                                  SCHEDULE B-1

                        CONTENTS OF OWNER'S MORTGAGE FILE

     With respect to each Mortgage Loan, the Owner's Mortgage File shall include each of the following items:

     1. The original Mortgage Note bearing all intervening endorsements, endorsed, at the direction of the Owner either (1) "Pay to the order of "-------", without recourse," or (2) in blank and signed in the name of the applicable seller by an authorized officer. To the extent that there is no space on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if state law so allows and the Owner is so advised by the applicable seller that state law so allows.

     2. If the Mortgage Loan is not a MERS Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording. The Mortgage shall be assigned, at the direction of the Owner either (1) to "---------" or (2) with assignee's name left blank. The Assignment of Mortgage must be duly recorded only on the direction of the Owner. If the Mortgage Loan was acquired by the applicable seller in a merger, the Assignment of Mortgage must be made by "PHH Mortgage Corporation, successor by merger to [name of predecessor]." If the Mortgage Loan was acquired or originated by the seller while doing business under another name or under an assumed name, the Assignment must be by "PHH Mortgage Corporation formerly known as [previous name] or [PHH Mortgage Corporation dba ______________, ] respectively.

     3. With respect to each Additional Collateral Mortgage Loan, a copy of the related Mortgage 100K Pledge Agreement or Parent Power(R) Agreement, as the case may be.

     4. With respect to each Additional Collateral Mortgage Loan, a copy of the UCC-1, to the extent MLCC was required to deliver such UCC-1 to Servicer, and an original form UCC-3, if applicable, to the extent MLCC was required to deliver such UCC-3 to Servicer, together with a copy of the applicable notice of assignment to and acknowledgment by Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     5. With respect to each Cooperative Loan, the original Stock Certificate and related Stock Power, in blank, executed by the Mortgagor with such signature guaranteed and original Stock Power, in blank executed by the applicable seller provided, that if the applicable seller delivers a certified copy, the applicable seller shall deliver the original Stock Certificate and Stock Powers to the Custodian on or prior to the date which is 180 days after the related Closing Date;

     THE MORTGAGE FILE SHALL INCLUDE EACH OF THE FOLLOWING ITEMS WITHIN 180 DAYS AFTER THE RELATED EFFECTIVE DATE:

     1. the original Mortgage with evidence of recording thereon. If in connection with any Mortgage Loan, the applicable seller cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the applicable seller shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable seller (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the applicable seller; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

     2. To the extent applicable, the original of each power of attorney, surety agreement or guaranty agreement with respect to such Mortgage Loan;

     3. Originals of any executed intervening assignments of the Mortgage, with evidence of recording thereon or, if the original intervening assignment has not yet been returned from the recording office, a copy of such assignment certified by the applicable seller to be a true copy of the original of the assignment which has been sent for recording in the appropriate jurisdiction in which the Mortgaged Property is located.

     4. Originals of all assumption, modification and substitution agreements, if any, or, if the originals of any such assumption, modification and substitution agreements have not yet been returned from the recording office, a copy of such instruments certified by the applicable seller to be a true copy of the original of such instruments which have been sent for recording in the appropriate jurisdictions in which the Mortgaged Properties are located.

     5. The original mortgagee policy of title insurance or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company, in each case, including an Environmental Protection Agency Endorsement and an adjustable-rate endorsement.

     6. With respect to each Cooperative Loan, the original Recognition Agreement and the original Assignment of Recognition Agreement;

     7.   With respect to each Cooperative Loan, an Estoppel Letter and/or
          Consent;

     8.   With respect to each Cooperative Loan, the Cooperative Lien Search;

     9. With respect to each Cooperative Loan, the guaranty of the Mortgage Note and Cooperative Loan, if any; and

     10. With respect to each Cooperative Loan, the original Cooperative Pledge Agreement.

     11. With respect to each Cooperative Loan, the original Proprietary Lease and the Assignment of Proprietary Lease executed by the Mortgagor in blank or if the Proprietary Lease has been assigned by the Mortgagor to the applicable seller, then the applicable seller must execute an assignment of the Assignment of Proprietary Lease in blank;

     12. With respect to each Cooperative Loan, the recorded state and county Financing Statements and Financing Statement Changes;

     From time to time, the Servicer shall forward to the Custodian additional original documents pursuant to the Agreement or additional documents evidencing an assumption, modification, consolidation or extension of a Mortgage Loan approved by the Servicer, in accordance with the Agreement. All such mortgage documents held by the Custodian as to each Mortgage Loan shall constitute the "Custodial File".